Exhibit 10.1

EXECUTION VERSION

JUNIOR SECURED DEBTOR-IN-POSSESSION

Credit Agreement

dated as of

March 11, 2021

among

Sundance Energy Inc.,

A Debtor-in-possession

as Parent,

Sundance Energy, Inc.,

a Debtor-In-Possession

as Borrower,

Armadillo E&P, Inc.,
A Debtor-In-Possession
as Guarantor

SEA Eagle Ford, LLC,
A Debtor-In-Possession
as Guarantor

Morgan Stanley Capital Administrators Inc.,

as Administrative Agent,

and

the Lenders party hereto

Morgan Stanley Capital Administrators Inc.

Sole Lead Arranger and Sole Book Runner

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i

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Commitments
Annex II	Milestones
Annex III	Case Milestone Extension Annex

Exhibit A	Form of Note
Exhibit B-1	Form of Borrowing Request
Exhibit B-2	Form of DIP Proceeds Withdrawal Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E-1	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; Non-Partnerships)
Exhibit E-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; Non-Partnerships)
Exhibit E-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; Partnerships)
Exhibit E-4	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; Partnerships)
Exhibit F	Interim Order

Schedule 1.02	Specified Swap Agreements
Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.12	Insurance
Schedule 7.14	Group Members
Schedule 7.16	Location of Business and Offices
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing of Production
Schedule 7.22	Swap Agreements
Schedule 9.01(a)	Permitted Line Item Variances
Schedule 9.03	Liens
Schedule 9.05	Investments
Schedule 9.14	Transactions with Affiliates

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v

THIS JUNIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of [March 11], 2021 is among Sundance Energy Inc., a Delaware corporation (“Parent”) which is a debtor and debtor-in-possession in the Cases (as defined below), Sundance Energy, Inc., a Colorado corporation (the “Borrower”) which is a debtor and debtor-in-possession in the Cases, each of the Guarantors, each of the Lenders from time to time party hereto and Morgan Stanley Capital Administrators Inc. (in its individual capacity, “MSCAI”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.           The Borrower has entered into (i) the Revolving Credit Agreement (as defined below), (ii) an Amended and Restated Term Loan Credit Agreement, dated as of April 23, 2018 (as amended, modified and in effect prior to the date hereof, the “Existing Term Loan Credit Agreement”), among the Borrower, Parent, each of the Lenders from time to time party thereto, and MSCAI, as administrative agent, and (iii) a Restructuring Support Agreement, dated as of March 9, 2021, among each of the Loan Parties, the administrative agents under, and certain of the lenders under, the Revolving Credit Agreement and the Existing Term Loan Credit Agreement (the “Restructuring Support Agreement”).

B.            On March 9, 2021, (the “Petition Date”), each of the Loan Parties (collectively, the “Debtors”) filed a voluntary petition for relief (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors are continuing in the possession of their assets and continuing to operate their respective businesses and manage their respective properties as debtors and debtors in possession under Sections 1107(a) and 1108 of the Bankruptcy Code.

C.            In connection with the Cases, the Borrower has requested that the Lenders provide the Borrower with a junior secured multi-draw term loan debtor-in-possession credit facility in an aggregate principal amount of up to $50,000,000 (the “DIP Facility”) in commitments and loans (the “DIP Loans”) from the Lenders, which shall consist of (a) subject to, among other conditions, obtaining Bankruptcy Court approval of the Interim Order and the Hedging Order, an initial draw under the DIP Facility in an amount which shall not exceed an aggregate principal amount of $10,000,000 (the “Interim Period Draw”), (b) subject to, among other conditions, the entry of the Final Order, a second draw under the DIP Facility in an amount which shall not exceed an aggregate principal amount of $35,000,000 (the “Final Period Draw”), and (c) subject to, among other conditions, the exercise of the Case Extension Required Lenders’ rights under the Restructuring Support Agreement to an extension of the milestones thereunder and the related delivery of an updated Annex III hereto by the Administrative Agent (acting on behalf of the Case Extension Required Lenders) (such extension together with such delivery, a “Case Milestone Extension”), additional draws solely in the amount reasonably required by the Debtors and agreed to by the Case Extension Required Lenders in their sole and absolute discretion and not to exceed the Case Extension Commitments (the “Case Extension Draws”).

D.            In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

Article I
Definitions and Accounting Matters

Section 1.01          Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

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Section 1.02          Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Commitments” has the meaning assigned to such term in the DIP Order.

“Adequate Protection Liens” has the meaning assigned to such term in the DIP Order.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the then effective LIBO Rate multiplied by the Statutory Reserve Rate.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of the Administrative Agent and any other agent or sub-agent pursuant to Section 11.05 appointed by the Administrative Agent with respect to matters related to the Loan Documents.

“Agent Fee Letter” that certain fee letter dated as of March 11, 2021, in respect of an administrative agent fee, between the Borrower and the Administrative Agent.

“Agreement” means this Junior Secured Debtor-In-Possession Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 7.26.

“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender’s Commitment (or, at any time after the Effective Date, the percentage of the aggregate principal amount of Loans then outstanding represented by such Lender’s Loans then outstanding). The initial percentage of each Lender is set forth on Annex I.

“Approved Fund” means any Fund that is administered, managed, advised or sub-advised by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., and (c) any other independent petroleum engineers reasonably acceptable to the Required Lenders.

“Approved Plan” means (a) an Approved RSA Plan or (b) any Cash Pay Plan, in each case, as such plan may be modified, amended, restated or supplemented from time to time; provided that the consent of the Administrative Agent and the Required Lenders shall be required in respect of any such modification, amendment, restatement or supplement.

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“Approved RSA Plan” means a plan of reorganization in the form attached to the Restructuring Support Agreement, as may be amended from time to time in accordance with the Restructuring Support Agreement and such plan.

“Arranger” means Morgan Stanley Capital Administrators Inc., in its capacity as the sole lead arranger and sole bookrunner hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” has the meaning assigned to such term in the recitals hereto.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

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“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a)           in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; and

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a)           a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the Federal Reserve System of the United States of America, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c)           a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03(b).

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means the Loans made on the Effective Date, the Plan Effective Date or from time to time as a result of Case Extension Draws.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Budget” means the Initial Budget and the 13-Week Forecast delivered on the Thursday of each seven (7) week anniversary of the Petition Date, that reflects, for the periods covered thereby, on a line-item basis the Loan Parties’ projected cash receipts and cash disbursements, including, without limitation, disbursements on account of the reasonable and documented fees and expenses of advisors (including, without limitation, advisors of the Administrative Agent and the Lenders) and which budget shall be in form and substance acceptable to the Required Lenders and which budget shall be updated every seven (7) weeks in form and substance acceptable to the Required Lenders as required by Section 8.01(t). To the extent that any updated Budget is not acceptable to the Required Lenders, the then-existent approved budget will remain the “Budget” (which may be the Initial Budget) until replaced by an updated budget that is acceptable to the Required Lenders.

“Budget Certificate” has the meaning assigned to such term in Section 8.01(t).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on a Eurodollar Loan, any day which is also a day on which banks are open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, all expenditures related to Oil and Gas Properties or the purchase of property, plant or equipment of Parent, the Borrower and the other Loan Parties that are (or would be) capitalized under GAAP; provided that Capital Expenditures for Parent, the Borrower and the other Loan Parties shall not include (a) expenditures to the extent incurred in response to an emergency or urgent situation, as determined by the Borrower in good faith and (b) expenditures to the extent required under any applicable Governmental Requirement.

[Credit Agreement]

“Capital Leases” means, in respect of any Person, all leases that are or should be, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and any lease that was treated as a capital lease under GAAP at the time it was entered into that later becomes an operating lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as a capital lease for all purposes under this Agreement.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, and applicable rules and regulations, as amended from time to time.

“CARES Allowable Uses” means “allowable uses” of proceeds of the SBA PPP Loan as described in Section 1102 of the CARES Act.

“Carve-Out” has the meaning assigned to such term in the applicable DIP Order.

“Case Extension Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction (a) the numerator of which is the sum of (i) the aggregate outstanding principal amount of the Case Extension Loans of such Lender and (ii) the unused outstanding Case Extension Commitments of such Lender and (b) the denominator of which is the sum of (i) the outstanding principal amount of the Case Extension Loans of all Lenders and (ii) the total unused outstanding Case Extension Commitments of all Lenders.

“Case Extension Availability Amount” means the amount set forth in Annex III under the caption “Case Extension Availability Amount”, when such Annex is delivered, provided that the Case Extension Availability Amount shall in no case exceed the Case Extension Commitments.

“Case Extension Availability Period” means the period from and including the date on which a Case Milestone Extension occurs to the Maturity Date.

“Case Extension Commitments” means, as to any Lender, the obligation of such Lender to make a Loan hereunder during the Case Extension Availability Period in the amount set forth opposite such Lender’s name on Annex I under the caption “Case Extension Commitment”. The aggregate Case Extension Commitments of the Lenders are $5,000,000.

“Case Extension Draw” has the meaning assigned to such term in the recitals hereto.

“Case Extension Loans” means the term loans made available by the Lenders pursuant to Section 2.01(c).

“Case Extension Required Lenders” means (a) at any time if there are two (2) unaffiliated Lenders, both Lenders and (b) otherwise, Lenders holding greater than 70% of the outstanding Case Extension Commitments and/or exposure under the DIP Facility, provided that the aggregate principal amount of the Case Extension Commitments and aggregate credit exposures of the Defaulting Lenders (if any) shall be excluded from the determination of Case Extension Required Lenders.

“Case Milestone Extension” has the meaning assigned to such term in the recitals hereto.

“Cases” has the meaning assigned to such term in the recitals hereto.

[Credit Agreement]

“Cash Collateral Termination Trigger” has the meaning assigned to such term in the DIP Order.

“Cash Equivalents” means cash held in Dollars and all Investments of the type identified in Section 9.05(c) through (f).

“Cash Pay Plan” has the meaning assigned to such term in Section 10.01(o)(ii).

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Properties having a fair market value in excess of $1,000,000.

“CERCLA” has the meaning assigned to such term within the definition of “Environmental Laws.”

“Change in Control” means (a) Parent shall at any time after the Effective Date fail to own, in the aggregate, 100% of the then issued and outstanding Equity Interests in Borrower or, except as permitted by Section 9.10, any other direct or indirect Subsidiary of Parent that is a Guarantor or (b) Borrower shall cease to own and control 100% of the voting and economic interest in the Equity Interests in each Subsidiary of Borrower.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all the DIP Priority Collateral and the Other DIP Collateral, but excluding any Excluded Assets, provided that, notwithstanding anything herein or any other Loan Document to the contrary, the Collateral does not and shall not include any Building or Manufactured (Mobile) Home (each as defined in the applicable Flood Insurance Regulations).

“Commitment” means as to any Lender, the obligation of such Lender to make a Loan hereunder on the Effective Date in the amount set forth opposite such Lender’s name on Annex I under the caption “Commitment”. The aggregate Commitments of the Lenders are $50,000,000 and consist of the Initial Term Loan Commitments, the Plan Effective Date Term Loan Commitments and the Case Extension Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time and any successor statute.

“Confirmation Order” means an order confirming the Approved Plan and approving the related disclosure statement, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

[Credit Agreement]

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 12.22(a).

“Credit Party” means the Administrative Agent or any Lender.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services that are more than one hundred-twenty (120) days past their invoiced due date, other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations of such Person as lessee under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others for the purpose of maintaining the financial position or covenants of others; (i) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, made more than one (1) month in advance of the month in which the commodities, goods or services are to be delivered other than gas balancing arrangements and/or prepaid drilling obligations in the ordinary course of business; (j) take-or-pay or similar obligations that require such Person to pay for goods or services whether or not such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Debt shall not include liabilities resulting from endorsements of instruments for collection in the ordinary course of business.

[Credit Agreement]

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtors” has the meaning assigned to such term in the recitals hereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 4.05(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within five (5) Business Days of the date such Loans were required to be funded hereunder (or solely in the case of the Initial Term Loans, eight (8) Business Days) unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within five (5) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.05(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“DIP Facility” has the meaning assigned to such term in the recitals hereto.

“DIP Loan” has the meaning assigned to such term in the recitals hereto.

“DIP Order” means the Interim Order, the Final Order and/or the Hedging Order, as applicable.

[Credit Agreement]

“DIP Priority Collateral” has the meaning assigned to such term in the DIP Order.

“DIP Proceeds Account” shall have the meaning assigned to such term in Section 2.02(d).

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one (1) year after the earlier of (a) Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Early Opt-in Election” means the occurrence of:

(a)           (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b)           (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 and Section 6.02 are satisfied (or waived in accordance with Section 12.02).

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“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (insofar as either may be affected by a Release of, or exposure to, Hazardous Materials) the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended, the Hazardous Liquid Pipeline Safety Act of 1979, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with any Group Member would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to any Plan subject to Title IV of ERISA, (b) the withdrawal of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan subject to Title IV of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or a Multiemployer Plan or, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

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“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens (including liens granted to the lessor of any oil and gas lessor and any financing statement giving notice thereof), operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) Liens arising solely by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution and which deposit accounts and funds are explicitly contemplated by the “first day” cash management motion, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Group Member to provide collateral to the depository institution to secure any Debt (other than pursuant to the Loan Documents); (e) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, rights-of-way, building codes, exceptions or reservations in any Property of any Group Member for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Group Member or materially impair the value of such Property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money; (g) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and (h) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; provided that Liens described in clauses (a) through (d) above shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced, and no intention to subordinate the Liens, subordinate to only that of the Senior Liens, if any, otherwise granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Account” means (a) each deposit account all or substantially all of the deposits in which consist of amounts utilized to fund payroll obligations of any Loan Party for the then-current pay period, employee benefit obligations of any Loan Party for the then-current pay period or tax obligations of any Loan Party that have accrued or that will accrue in the then-current calendar month and (b) any fiduciary, trust, suspense, escrow or third-party oil and gas royalty account in each case that is permitted to be incurred hereunder (including by Section 9.05), provided that in no event shall any of the principal operating accounts of any Loan Party constitute an Excluded Account.

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“Excluded Assets” means (a) any property to the extent that the grant of a security interest thereon shall constitute or result in a breach of, a default under, an invalidation of, a termination of, or the unenforceability of any right of any Person under, any agreement related to such property or requires the consent of, or creates a right of termination in favor of, any Person (other than the Loan Parties), or (b) any property to the extent that the grant of a security interest thereon would be prohibited by applicable law, treaty, rule or regulation or a court or a Governmental Authority would be required to grant consent, license or approval (but excluding the proceeds thereof, to the extent the assignment of such proceeds is not prohibited by applicable law and does not require the consent, license or approval of such Governmental Authority); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable; provided, further, that the exclusions referred to above shall not apply to the extent that such laws, rules, regulations, agreements, terms or provisions referred to therein would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York Uniform Commercial Code or the uniform commercial code of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity) and shall not include any proceeds (as defined in the New York Uniform Commercial Code or the uniform commercial code of any relevant jurisdiction) of such permit, lease, license, contract or other agreement or property, unless any assets constituting such proceeds are themselves subject to the exclusions set forth above.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), state franchise Taxes, and branch profits Taxes, in each case, (i) by the United States of America (or any political subdivision thereof) or such other jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.02, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to any such recipient’s failure to comply with Section 5.02(g), and (d) any United States federal withholding Tax that is imposed under FATCA.

“Executive Order” has the meaning assigned to such term in Section 7.26(a).

“Existing Term Loan Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Exit Facilities Credit Agreement” has the meaning assigned to such term in the Restructuring Support Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

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“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means the Upfront Fee Letter and the Agent Fee Letter.

“Final” means, with respect to an order of the Bankruptcy Court, an order as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the bankruptcy rules, may be filed with respect to such order shall not preclude such order from being Final.

“Final Order” means the order or judgment of the Bankruptcy Court substantially in the form of the Interim Order with such changes as are acceptable to the Administrative Agent and the Required Lenders.

“Final Order Entry Deadline” means, as to the Final Order, entry thereof by the Bankruptcy Court on or before the date that is forty-five (45) days following the Petition Date (or if such date is extended by the Administrative Agent (acting at the direction of the Case Extension Required Lenders) as a result of a Case Milestone Extension, such extended date).

“Final Period Draw” has the meaning assigned to such term in the recitals hereto.

“Financial Officer” means, for any Person, the Chief Executive Officer, Chief Financial Officer, Vice President of Finance, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“First Amendment” means that certain First Amendment to Amended and Restated Term Loan Credit Agreement dated as of July 31, 2018 by and among the Borrower, the Parent, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means the date that all conditions to the effectiveness of the First Amendment have occurred.

“fiscal quarter” means each fiscal quarter ending on the last day of each March, June, September and December.

“fiscal year” means each fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Flood Insurance Regulations” has the meaning assigned to such term in Section 12.17.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court (including the Bankruptcy Court), central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Group Members” means the collective reference to Parent, the Borrower and their respective Subsidiaries.

“Guarantors” means Parent and each Subsidiary (as of the Effective Date and those that guarantee the Secured Obligations pursuant to Section 8.14(b)).

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste (including drilling fluids and any produced water), crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.

“Hedging Motion” means a motion, in form and substance satisfactory to the Administrative Agent, authorizing the Loan Parties to continue prepetition Swap Agreements and enter into postpetition Swap Agreements, among other relief, which may be heard at the “first day” hearing in the Cases.

“Hedging Order” means the order, in form and substance satisfactory to the Administrative Agent, granting the Hedging Motion.

“Hedging Order Amendments” means those letter agreements substantially in the form of Exhibit A to the Hedging Motion by and between the Borrower and each of The Toronto Dominion Bank and Truist Bank.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

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“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.03(b).

“Initial Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make a Loan hereunder on the first Business Day immediately following entry of the Final Order in the amount set forth opposite such Lender’s name on Annex I under the caption “Initial Term Loan Commitment”. The aggregate Initial Term Loan Commitments of the Lenders are $10,000,000.

“Initial Term Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(a).

“Intercompany Debt” means Debt among Loan Parties which is unsecured and subordinated in right of payment to the payment in full of all of the Secured Obligations in a manner and on terms and conditions satisfactory to Administrative Agent and is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party.

“Intercreditor Agreement” means that certain intercreditor agreement of even date herewith among the Borrower, the Guarantors, the Revolving Agent, as Senior Representative (as defined in the Intercreditor Agreement), Morgan Stanley Capital Administrators Inc., as Second Priority Representative (as defined in the Intercreditor Agreement), as in effect on the Petition Date.

“Interest Payment Date” means the last Business Day of each March, June, September and December.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter, as the Borrower may elect in its Borrowing Request, given with respect thereto; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period may have a term which would extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“Interim Order” means an order of the Bankruptcy Court in substantially the form attached hereto as Exhibit F and otherwise satisfactory in form and substance to the Borrower, the Administrative Agent, and the Lenders.

“Interim Period” means the time period commencing on the date of the Bankruptcy Court’s entry of the Interim Order and the Hedging Order and ending on (but excluding) the earlier to occur of (i) the Effective Date and (ii) the Maturity Date.

“Interim Period Draw” has the meaning assigned to such term in the recitals hereto.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of goods or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“January 1 Reserve Report” has the meaning set forth in Section 8.12(a).

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Loan, the greater of (a) 1.00% and (b) the rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined on the basis of the rate for deposits in dollars for a period equal to one (1) month appearing on the applicable Reuters screen (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two (2) Business Days prior to such date, as the rate for Dollar deposits with a one (1) month maturity. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Loan for such one (1) month period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which Dollar deposits of an amount comparable to such Eurodollar Loan and for a one (1) month maturity are offered by the principal London office of the Administrative Agent (or such other commercial bank reasonably selected by the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two (2) Business Days prior to such date.

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“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations that burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, the Loan Parties shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidity” means, as of any date of determination, the sum of the aggregate amount of Unrestricted Cash and Cash Equivalents of the Parent, the Borrower and their Subsidiaries at such date.

“Loan Documents” means this Agreement, the Notes, the Security Instruments, the Fee Letters and any other agreement entered into, now or in the future, in connection with this Agreement.

“Loan Party” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property, assets, liabilities (actual or contingent), condition (financial or otherwise) of the Borrower and the other Loan Parties taken as a whole, (b) the ability of the Loan Parties to perform the obligations under the Loan Documents, (c) the validity or enforceability of any Loan Documents against the Loan Parties, or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent or any Lender under any Loan Document; provided, however, that in no case shall any event, change, effect, occurrence, development, circumstance, condition, result, state of fact or change of fact arising from, as a result of, or in connection with (i) the public announcement of this Agreement, the Approved Plan, or any other Loan Document, (ii) the pursuit or public announcement of the Transactions, (iii) the commencement or prosecution of the Cases, or (iv) the pursuit of confirmation or consummation of the Approved Plan, be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect for purposes of this Agreement.

“Material Indebtedness” means (a) the Revolving Debt and (b) Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of any Loan Party in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date” means the earliest of (a) June 14, 2021, (b) the effective date of an Approved Plan, and (c) the date all DIP Loans become due and payable under the Loan Documents, whether by acceleration or otherwise.

“Milestones” means the milestones set forth on Annex II, to be completed in each case in accordance with the applicable timing referred to therein (or such later dates as may be agreed by the Required Lenders).

“Money Laundering Law” means any law governing conduct or acts designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of money (including currency or equivalents, e.g., checks, electronic transfers, etc.) to avoid a transaction reporting requirement under state or federal law or to disguise the fact that the money was acquired by illegal means.

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“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any assumptions or assignments of the obligations thereunder by any Loan Party, and “Mortgages” shall mean all of such Mortgages collectively.

“Mortgaged Property” means any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“MSCAI” has the meaning set forth in the preamble hereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower, a Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions or was obligated to make contributions within the last six (6) years.

“Net Cash Proceeds” means (a) in the case of any Transfer or consensual termination, unwinding, cancellation or other disposition of, or early termination event with respect to, a Swap Agreement the amount equal to the gross cash proceeds received by the Borrower or any Subsidiary from such Transfer or termination less each of the following (without duplication): (i) commissions, legal, accounting and other professional fees and expenses, Taxes paid (or reasonably estimated to be payable) during the year that such Transfer occurred or the next succeeding year in connection with such Transfer (after taking into account any available tax credits or deductions and any tax sharing arrangements), and other usual and customary transaction costs, including, without limitation, indemnification and other post-closing obligations and reserves related to any such Transfer or termination, in each case only to the extent paid or payable by a Loan Party in cash and related to such Transfer or termination, respectively and (ii) all amounts paid for the termination of Swap Agreements required as a result of such Transfer; and (b) in connection with any issuance of any Equity Interests, the gross cash proceeds received from such issuance net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.02 and (ii) has been approved by the Required Lenders.

“Non-U.S. Lender” means a Lender, with respect to the Borrower, that is not a U.S. Person.

“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(c) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

[Credit Agreement]

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise qualified, all references to a “Oil and Gas Property” or to “Oil and Gas Properties” in this Agreement shall refer to the Oil and Gas Properties of the Loan Parties.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other DIP Collateral” has the meaning assigned to such term in the DIP Order.

“Other Swap Agreement” means any Swap Agreement listed on Section 7.22 that is not a Specified Swap Agreement and not with Bank of America, N.A. or any of its affiliates.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

“Parent” has the meaning set forth in the preamble hereto.

“Participant” has the meaning assigned to such term in Section 12.04(c).

[Credit Agreement]

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Patriot Act” has the meaning assigned to such term in Section 12.16.

“Payment in Full” has the meaning assigned to such term in Section 12.18(a).

“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

“Permitted Transfers” means (a) the sale of hydrocarbons in the ordinary course of business, (b) the sale or transfer of equipment which is no longer useful or necessary for the business of the Borrower or any Loan Party or is replaced by equipment of at least comparable value or use, (c) any disposition of assets pursuant to (i) a condemnation, appropriation, seizure or similar taking or proceeding by a Governmental Authority, (ii) the requirement of, or at the direction of, a Governmental Authority, or (iii) a casualty event, (d) dispositions of property to the Borrower or any Loan Party, and (e) sales of property having a fair market value not to exceed $250,000 during the term hereof.

“Permitted Variance” has the meaning assigned to such term in Section 9.01(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning assigned to such term in the recitals hereto.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six (6) calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Plan Asset Regulations” means 29 C.F.R. § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan Effective Date” has the meaning set forth in the Restructuring Support Agreement.

“Plan Effective Date Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make a Loan hereunder on the Plan Effective Date in the amount set forth opposite such Lender’s name on Annex I under the caption “Plan Effective Date Term Loan Commitment”. The aggregate Plan Effective Date Term Loan Commitments of the Lenders are $35,000,000.

“Plan Effective Date Term Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“Prepetition Loan Documents” has the meaning assigned to such term in the DIP Order.

“Prepetition RBL Claims” has the meaning assigned to such term in the DIP Order.

“Prepetition RBL Collateral” has the meaning assigned to such term in the DIP Order.

[Credit Agreement]

“Prepetition RBL Protection Fees and Expenses” has the meaning assigned to such term in the DIP Order.

“Prepetition Secured Parties” has the meaning assigned to such term in the DIP Order.

“Prepetition Term Agent” has the meaning assigned to the term “Administrative Agent” under the Existing Term Loan Credit Agreement.

“Prepetition Term Lenders” has the meaning assigned to such term in the DIP Order.

“Prepetition Term Loan Documents” has the meaning assigned to the term “Loan Documents” under the Existing Term Loan Credit Agreement.

“Prepetition Term Loan Obligations” has the meaning assigned to such term in the DIP Order.

“Prepetition Term Loan Secured Parties” has the meaning assigned to such term in the DIP Order.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 12.22.

“RBL Adequate Protection Claims” has the meaning assigned to such term in the DIP Order.

“RBL Adequate Protection Liens” has the meaning assigned to such term in the DIP Order.

“RCRA” has the meaning assigned to such term within the definition of “Environmental Laws.”

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

[Credit Agreement]

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Reportable Event” means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived under applicable regulations.

“Required Lenders” means (a) at any time if there are two (2) unaffiliated Lenders, both Lenders and (b) otherwise, Lenders holding greater than 66.66% of the outstanding commitments and/or exposure under the DIP Facility, provided that the aggregate principal amount of the Commitments and aggregate credit exposures of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.12(a) (or such other date a report is provided to Revolving Lenders pursuant to Section 8.12 of the Revolving Credit Agreement), the Proved Reserves attributable to the Oil and Gas Properties of the Borrower and the other Loan Parties located in the United States of America (which, for the avoidance of doubt, shall be net of any third party interest in such Oil and Gas Properties pursuant to any agreement described in clause (d) of the definition of “Excepted Liens”), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon economic assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, conversion, cancellation or termination of any such Equity Interests.

“Revolving Agent” means Toronto Dominion (Texas) LLC in its capacity as the Administrative Agent under the Revolving Credit Agreement or any replacement thereunder.

“Revolving Credit Agreement” means that certain revolving credit agreement dated as of April 23, 2018, among the Parent, the Borrower, the Revolving Agent and the lenders party thereto, as in effect as of the Petition Date.

“Revolving Debt” has the meaning assigned to the term “Secured Obligations” under the Revolving Credit Agreement.

[Credit Agreement]

“Revolving Lenders” has the meaning assigned to the term “Lenders” under the Revolving Credit Agreement.

“Revolving Loan Documents” has the meaning assigned to the term “Loan Documents” under the Revolving Credit Agreement.

“Restructuring Support Agreement” has the meaning assigned to such term in the recitals hereto.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a loan incurred by the Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act) in the principal amount of $1,912,200.

“SBA PPP Loan Date” means the date on which the Borrower receives the proceeds of the SBA PPP Loan.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Obligations” means any and all amounts owing or to be owing by any Loan Party (a) to the Administrative Agent or any Lender under any Loan Document and (b) all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including any interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Secured Parties” means, collectively, the Administrative Agent, each Lender, each Indemnitee, each other Agent, and any other Person owed Secured Obligations and “Secured Party” means any of them individually.

“Security Instruments” means any and all guarantee agreements, security agreements, collateral agreements, mortgages, deeds of trust and other agreements, consents, instruments or certificates, now or hereafter executed and delivered by the Borrower, the other Loan Parties or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Secured Obligations, the Notes, or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Senior DIP Liens” has the meaning assigned to such term in the DIP Order.

“Senior Liens” means the Liens securing the Revolving Debt to the extent permitted by the Intercreditor Agreement, any adequate protection liens granted to the secured parties thereof in these Cases pursuant to the DIP Order (other than, for the avoidance of doubt, any adequate protection liens granted to such secured parties over the DIP Proceeds Account, which shall be junior liens) and, to the extent applicable, the Carve-Out.

“Senior Superpriority Claim” means the superpriority claims granted as adequate protection pursuant to the DIP Order to the secured parties under the Revolving Credit Agreement (other than, for the avoidance of doubt, in respect of the DIP Proceeds Account, in respect of which such lenders shall hold a junior claim) and, to the extent applicable, the Carve-Out.

[Credit Agreement]

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Specified Letter of Credit” means collectively, that certain Standby Letter of Credit No. S101436, in favor of Newpek, LLC, that certain Standby Letter of Credit No. S101437, in favor of Reliance Holding USA, Inc. and that certain Standby Letter of Credit No. S101438, in favor of Pioneer Natural Resource Company, in each case, as amended or otherwise modified from time to time prior to October 30, 2020, and issued by The Toronto-Dominion Bank, New York Branch.

“Specified Swap Agreements” means, collectively, each Swap Agreement listed on Schedule 1.02 hereto.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as Eurocurrency Liabilities in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Parent.

“Superpriority Claim” means a claim against a Loan Party in any of the Cases that is a superpriority administrative expense claim having priority over any or all administrative expenses and other claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 thereof), whether or not such claim or expenses may become secured by a judgment Lien or other non-consensual Lien, levy or attachment.

“Supported QFC” has the meaning assigned to such term in Section 12.22.

“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, floor, future or derivative transaction or option (including any put or similar contract) or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party shall be a Swap Agreement.

[Credit Agreement]

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Swap Termination Value Threshold Amount” means $2,000,000.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan Adequate Protection Liens” has the meaning assigned to such term in the DIP Order.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Testing Date” has the meaning assigned to such term in Section 9.01(a).

“Testing Period” has the meaning assigned to such term in Section 9.01(a).

“Total Proved PV-9” means, as of any date of determination thereof with respect to the Oil and Gas Properties described in the then most recent Reserve Report delivered to the Administrative Agent pursuant to Section 8.12(a), Section 8.12(b) or otherwise, the net present value, discounted at nine percent (9%) per annum, of the future net revenues expected to accrue to the Loan Parties’ collective interest in such Oil and Gas Properties from the date of such determination during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made in accordance with SEC guidelines for reporting proved oil and gas reserves, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such Oil and Gas Properties, (b) the pricing assumptions used in determining Total Proved PV-9 for any Oil and Gas Properties shall be based upon the Strip Price, adjusted for local basis differentials or premiums and transportation costs and to reflect the Loan Parties’ Swap Agreements then in effect, in each case as determined in the Administrative Agent’s reasonable discretion and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) shall be further adjusted to account for the historical basis differential in a manner reasonably acceptable to the Administrative Agent; provided, however, that for purposes of this calculation, no more than 40% of the Total Proved PV-9 shall be attributable to Oil and Gas Properties described in the Reserve Report that constitute Proved Reserves classified as “Developed Non-Producing Reserves” and “Undeveloped Reserves”. The amount of Total Proved PV-9 at any time shall be calculated on a pro forma basis as of the date of any calculation thereof for (i) production and depletion during the period from the “as of” date of the Reserve Report through the date of determination and (ii) dispositions and acquisitions of Oil and Gas Properties consummated by the Loan Parties since the date of the Reserve Report most recently delivered hereto; provided that, (A) in the case of any such acquisition, the Administrative Agent shall have received a Reserve Report evaluating the Proved Reserves attributable to the Oil and Gas Properties subject thereto and (B) that at the Borrower’s sole discretion, the amount of Total Proved PV-9 at any time may be calculated on a pro forma basis as of the date of any calculation thereof for acquisition or dispositions. As used herein, “Strip Price” shall mean as of any date of determination, the forward month prices as of the last Business Day of the fiscal year or fiscal quarter of the Parent immediately preceding such date of determination for the most comparable hydrocarbon commodity applicable to such future production month for a four-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full four-year period), with such price held flat for each subsequent year based on the average forward month price for each of the twelve (12) months in such fourth year, as such prices are quoted on the NYMEX (or its successor) as of the date of determination, without future escalation; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

[Credit Agreement]

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, the Borrower’s grant of the security interests and provision of collateral under the Security Instruments and DIP Order and Borrower’s grant of Liens on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments and DIP Order and (b) each other Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under Section 12.23 by such Loan Party and such Loan Party’s grant of the security interests and provision of collateral under the Security Instruments and DIP Order, and the grant of Liens by such Guarantor on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments and DIP Order.

“Transfer” has the meaning set forth in Section 3.04(c).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unrestricted Cash” means cash and Cash Equivalents of the Parent, the Borrower and their Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Parent, Borrower and their Subsidiaries.

“Upfront Fee Letter” means that certain fee letter dated as of March 11, 2021, in respect of an upfront fee, between the Borrower and the Administrative Agent.

“U.S. Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning given to such term in Section 12.22.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.02(g)(ii)(B)(3).

[Credit Agreement]

“Variance Report” means a line-by-line report, in .pdf and Excel formats and in a form reasonably satisfactory to the Required Lenders detailing any variance (whether plus or minus and expressed as a percentage) (a) between the actual aggregate cash disbursements (with respect to each individual line item under “Total Operating Disbursements” and “Restructuring Costs” in the Budget) made during the relevant Testing Period by the Loan Parties against the projected aggregate cash disbursements set forth in the Budget for the relevant Testing Period and (b) the actual total cash receipts received during the relevant Testing Period by the Borrower and its Subsidiaries against the projected total cash receipts set forth in the Budget for the relevant Testing Period and (c) the actual amount of accrued but unpaid professional fees during the relevant Testing Period against the projected professional fees for the relevant Testing Period.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower, the Guarantors and/or one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03          Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay”, and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, certificate, organizational document or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” and “until” means “to but excluding” and the word “through” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04          Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements delivered under Section 8.01 for the fiscal year ending December 31, 2019, except for changes in which Parent’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

[Credit Agreement]

Section 1.05          Timing of Payment or Performance. If the day specified in this Agreement for giving any notice, the payment of any obligation, performing any covenant, duty or obligation, or taking any action is not a Business Day (or if the period during which any notice is required to be given, payment to be made, any covenant, duty or obligation is required to be performed, or any action is required to be taken expires on a day that is not a Business Day), then the date for giving such notice, making such payment, performing such covenant, duty or obligation, or taking such action (and the expiration date of such period during which notice is required to be given, any covenant, duty or obligation is required to be performed, or any action is required to be taken) shall be the next day that is a Business Day.

Section 1.06          Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

Section 1.07          Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II
The Credits

Section 2.01          Loans.

(a)           Interim Period Draw. Subject to the terms and conditions set forth in Section 2.02 herein and the satisfaction of or waiver by the Administrative Agent of the conditions precedent set forth in Section 6.01, each Lender severally, and not jointly, agrees to make Loans to the Borrower on the Effective Date in a principal amount up to such Lender’s Initial Term Loan Commitment. Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.

(b)           Plan Effective Date Draw. Subject to the terms and conditions set forth in Section 2.02 herein, and the satisfaction of or waiver by the Administrative Agent of the conditions precedent set forth in Section 6.02 and Section 6.03, each Lender severally, and not jointly, agrees to make DIP Loans to the Borrower on the Business Day of the Plan Effective Date in a principal amount up to such Lender’s Plan Effective Date Term Loan Commitment. Amounts paid or prepaid in respect of the Plan Effective Date Term Loans may not be re-borrowed.

(c)           Case Extension Draws. Subject to the terms and conditions set forth in Section 2.02 herein and the satisfaction of or waiver by the Administrative Agent of the conditions precedent set forth in Section 6.02 and Section 6.04, and only following a Case Milestone Extension, each Lender severally, and not jointly, agrees to make DIP Loans to the Borrower up to two times during the Case Extension Availability Period, on any Business Day in a principal amount equal to the Lenders’ respective Case Extension Applicable Percentage of the amount requested by the Borrower in accordance with Section 2.03, provided that no Lender will be required to make (i) any Loan in an amount that would result in the Loan to be made by a Lender on such date exceeding such Lender’s Case Extension Commitment on such date or (ii) to make any Loan in an amount that would result in the aggregate amount of Case Extension Loans exceeding the Case Extension Availability Amount or (iii) more than two such Loans. The Case Extension Commitments shall be permanently reduced by the amount of each Case Extension Loan when made and amounts paid or prepaid in respect of the Case Extension Loans may not be reborrowed.

[Credit Agreement]

Section 2.02          Loans and Borrowings.

(a)           Borrowings; Several Obligations. Each DIP Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective DIP Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Eurodollar Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           Notes. If requested by a Lender, each Loan made by such Lender shall be evidenced by a single Note of the Borrower, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its outstanding Loans as in effect on such date, and otherwise duly completed. The date, amount, and interest rate of each Loan made by such Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note. Upon request of the Borrower, promptly following Payment in Full, each Lender shall return to the Borrower any Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form.

(d)           DIP Proceeds. Proceeds of all Loans borrowed hereunder shall be funded by the Lenders directly into a segregated account established by the Borrower for the purposes of holding the proceeds of the DIP Facility (such account the “DIP Proceeds Account”).

[Credit Agreement]

Section 2.03          Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or other electronic communication acceptable to the Administrative Agent, not later than 12:00 noon, New York City time, five (5) Business Days immediately prior to the date of the proposed Borrowing (other than with respect to Borrowings on the Effective Date, in which case such notification shall occur not later than 12:00 noon, New York City time, two Business Days immediately prior to the date of the proposed Borrowing), provided that the Borrower may only request two Borrowings in respect of Case Extension Loans. Each such telephonic or other electronic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or other electronic communication to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B-1 and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)           the aggregate amount of the requested Borrowing;

(b)           the date of such Borrowing, which shall be a Business Day; and

(c)           the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04          Funding of Borrowings.

(a)           Funding by the Lenders. Each Lender shall make each Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 2:00 P.M., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)           Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05          Priority and Liens. The Loan Parties hereby covenant, represent and warrant that, upon entry of the DIP Order, the Secured Obligations of the Loan Parties hereunder and under the other Loan Documents and the DIP Order shall have the priority and liens set forth in the DIP Order, subject to the Carve-Out, and subject to the differing lien priorities in respect of the DIP Priority Collateral and the Other DIP Collateral, each as described therein.

[Credit Agreement]

Section 2.06          No Discharge, Survival of Claims. Except to the extent set forth in an Approved RSA Plan, the Borrower and each other Loan Party agrees that (a) any Confirmation Order entered in the Cases shall not discharge or otherwise affect in any way any of the Secured Obligations of the Loan Parties to the Secured Parties under this Agreement and the related Loan Documents, other than after the payment in full in cash to the Secured Parties of all Secured Obligations under the DIP Facility and the related Loan Documents on or before the effective date of a plan of reorganization and termination of the Commitments and (b) to the extent its Secured Obligations hereunder and under the other Loan Documents are not satisfied in full or otherwise treated in accordance with an Approved Plan, (i) its Secured Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each Loan Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent, the Lenders pursuant to the DIP Order and the Liens granted to the Administrative Agent pursuant to the DIP Order shall not be affected in any manner by the entry of a Confirmation Order.

Article III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01          Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

Section 3.02          Interest.

(a)           Loans. The DIP Loans shall bear interest at a rate per annum selected by the Borrower equal to the LIBO Rate plus 8.00%, provided that if the LIBO Rate shall be lower than 1.00%, the LIBO Rate will be 1.00%, but in no event to exceed the Highest Lawful Rate.

(b)           Post-Default Rate. Notwithstanding the foregoing, immediately upon the occurrence and during the continuance of an Event of Default, all outstanding amounts hereunder and under any other Loan Document shall bear interest, after as well as before judgment, at the rate then applicable to such amount payable plus an additional two percent (2.0%), but in no event to exceed the Highest Lawful Rate.

(c)           Interest Payment Dates. Subject to the immediately following sentence, accrued interest on each Loan shall be payable in cash monthly in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(b) shall be payable in cash on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable in cash, on the date of such repayment or prepayment.

(d)           Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

[Credit Agreement]

Section 3.03          Alternate Rate of Interest.

(a)           LIBO Rate Unavailable. Subject to Section 3.03(b), if:

(i)             the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate;

(ii)            the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans; or

(iii)           the Administrative Agent is advised by a Lender that it has become unlawful for such Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, such Borrowing shall be made at an alternate rate of interest reasonably determined by the Required Lenders or the applicable Lender(s) (in the case of clause (iii)), in consultation with the Borrower, as their cost of funds.

(b)           Effect of Benchmark Transition Event.

(i)             Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

[Credit Agreement]

(iv)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowing shall be made at an alternate rate of interest reasonably determined by the Required Lenders, in consultation with the Borrower, as their cost of funds.

Section 3.04          Prepayments.

(a)           Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, solely to the extent such prepayment is made solely from the DIP Priority Collateral and shall be subject to prior notice in accordance with Section 3.04(b) and the payment of any premium or penalty in accordance with Section 3.04(g). Amounts prepaid on the account of the Loans may not be reborrowed.

(b)           Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or other electronic transmission) of any prepayment hereunder, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment (or such shorter period as the Administrative Agent may agree). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of Loans to be prepaid; provided that any notice of prepayment pursuant to a notice delivered by the Borrower pursuant to this Section 3.04(b) may be made to be contingent upon the consummation of a refinancing, effectiveness of other credit facilities or another transaction and such notice may otherwise be extended or revoked. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of the Loans shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02.

(c)           Mandatory Prepayments of Loans Upon Sale of Assets or Termination of Swap Agreements. Subject to the last sentence of this Section 3.04(c), if (A) the Borrower or any Subsidiary sells, assigns, farms-out, conveys or otherwise transfers (each, a “Transfer”) any assets or property or proceeds or upon the occurrence of a termination, unwinding, cancellation or other disposition of, or an early termination event occurs with respect to, any Swap Agreement, (B) such assets or property or proceeds constitute Other DIP Collateral and (C) such transfer is not a Permitted Transfer, then the Borrower shall prepay the Loans as contemplated by this Section 3.04(c) together with interest, if any, on the amount so prepaid, in an amount equal to 100% of the Net Cash Proceeds of all such Transfers and terminations of Swap Agreements. Such repayment shall be due on the next Business Day following the receipt of such Net Cash Proceeds. Notwithstanding anything to the contrary set forth in this Section 3.04(c) or elsewhere in this Agreement, all proceeds from the sale, transfer, lease, encumbrance, or other disposition of Other DIP Collateral or Prepetition RBL Collateral shall first be paid to satisfy the Prepetition RBL Claims, the RBL Adequate Protection Liens, and the RBL Adequate Protection Claims in full in cash before any such proceeds may be paid to the Secured Parties or the Prepetition Term Loan Secured Parties on account of their respective liens and claims or otherwise applied as payment towards the Secured Obligations or Prepetition Term Loan Obligations.

[Credit Agreement]

(d)           [Reserved].

(e)           [Reserved].

(f)            Application of Prepayments. Each prepayment of Loans pursuant to Section 3.04 shall be applied ratably to the Loans then outstanding.

(g)           Interest to be Paid with Prepayments. Prepayments pursuant to this Section 3.04 shall be accompanied by accrued interest to the extent required by Section 3.02.

Section 3.05          Fees. The Borrower agrees to pay the fees in the amounts and at the times set forth in the Fee Letters.

Section 3.06          Payments to MSCAI; Fundings made by MSCAI.

(a)           MSCAI, in its capacity as Administrative Agent and/or Arranger, in its sole discretion, may provide written notice to the Loan Parties to pay any fees or any other amounts due to MSCAI under the Loan Documents to Morgan Stanley Capital Group Inc., in its capacity as a Lender, for the account of MSCAI, and the relevant Loan Party shall comply with any such written direction.

(b)           For purposes of Section 2.04, MSCAI or any of its Affiliates, each in its capacity as Administrative Agent, and any Lender and the Borrower may agree that such Lender shall make a Loan to be made by it hereunder directly to the Borrower and such Lender shall make such Loan on the proposed borrowing date thereof by wire transfer of immediately available funds to the account of the Borrower designated by the Borrower in the applicable Borrowing Request.

Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 5.01, Section 5.02 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01 or as otherwise directed by the Administrative Agent, except that payments pursuant to Section 5.01, Section 5.02 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

[Credit Agreement]

(b)           Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           Sharing of Payments by Lenders. If, other than as provided elsewhere herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02          Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.01, Section 2.04(a) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

[Credit Agreement]

Section 4.04          Disposition of Proceeds. Notwithstanding any applicable assignment of production that may be contained in the Security Instruments and/or DIP Order, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or another Loan Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Loan Party to the extent permitted pursuant to the DIP Order.

Section 4.05          Defaulting Lenders.

(a)           Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders or Case Extension Required Lenders, as applicable.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the DIP Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 4.05(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

[Credit Agreement]

(iii)           Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any commitment fee pursuant to the Fee Letters for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A), the Borrower shall pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender.

(b)           Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments under the DIP Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article V
Increased Costs; Taxes

Section 5.01          Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii)            subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, continuing or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party (whether of principal, interest or any other amount), then, upon request of such Lender or other Credit Party, the Borrower will pay to such Lender or such other Credit Party such additional amount or amounts as will compensate such Lender or such other Credit Party for such additional costs incurred or reduction suffered.

[Credit Agreement]

(b)           Capital and Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.02          Taxes.

(a)           Defined Terms. For purposes of this Section 5.02, Section 5.03 and Section 5.04, the term “applicable law” includes FATCA.

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.02), the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

[Credit Agreement]

(d)           Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.02) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.02, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)           Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.02(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

[Credit Agreement]

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)         in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed copies of IRS Form W-8ECI (or any successor form);

(3)         in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or any successor form); or

(4)         to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY(or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

[Credit Agreement]

(C)           any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.02 (including by the payment of additional amounts pursuant to this Section 5.02), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.02 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

[Credit Agreement]

(i)            Survival. Each party’s obligations under this Section 5.02 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Documents.

Section 5.03          Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.02, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.04          Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.03, or if any Lender is a Non-Consenting Lender or a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.02) and obligations under this Agreement and the related Loan Documents to a replacement bank, financial institution or other institutional lender that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.04(b), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, and under the other Loan Documents (including any amounts under Sections 3.01, 3.04 and 5.05), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.02, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05          Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.03 then, in any such event and upon the request of any Lender, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.

[Credit Agreement]

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.05 and demonstrating, in reasonable detail, the computation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Article VI
Conditions Precedent

Section 6.01          Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)           The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(b)           The representations and warranties of the Borrower and the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

(c)           Chapter 11 Cases. (i) The Cases shall have been commenced and (ii) the motion to approve the Interim Order, the Hedging Order and the Final Order, and all “first day motions” filed at the time of commencement of the Cases shall be satisfactory in form and substance to the Administrative Agent.

(d)           Interim Order; Hedge Amendments. The Administrative Agent shall have received a signed copy of the Interim Order and the Hedging Order which shall have been entered by the Bankruptcy Court on or before the third day after the Petition Date, and such Interim Order and Hedging Order shall not have been vacated, reversed, modified amended or stayed.

(e)           Initial Budget. The Administrative Agent shall have received the initial Budget for the 13-week period following the Effective Date (the “Initial Budget”) which shall be in form and substance satisfactory to the Administrative Agent, together with a Budget Certificate.

(f)            Fees. All fees required to be paid to the Administrative Agent and the Lenders on or before the Effective Date shall have been paid or will be paid concurrently with the Effective Date (including the payment of the fees set forth in the Fee Letters). All reasonable and documented out-of-pocket fees and expenses (including reasonable and documented fees and expenses of outside counsel) required to be paid pursuant to the DIP Order or hereunder to the Administrative Agent and the Lenders on or before the Effective Date shall have been paid or will be paid concurrently with the Effective Date.

[Credit Agreement]

(g)           RBL Fees. All fees required to be paid to the Revolving Agent and the Revolving Lenders pursuant to the Interim Order, on or before the Effective Date, shall have been paid or will be paid concurrently with the Effective Date. All reasonable and documented out-of-pocket fees and expenses (including reasonable and documented fees and expenses of outside counsel) required to be paid to the Revolving Agent and the Revolving Lenders pursuant to the DIP Order on or before the Effective Date shall have been paid or will be paid concurrently with the Effective Date.

(h)           Patriot Act. Each Lender who has requested the same at least ten (10) Business Days prior to the Effective Date shall have received, at least three (3) Business Days prior to the Effective Date, “know your customer” and similar information.

(i)            Perfected Security Interest. (i) The Borrower shall have obtained authority to use the Collateral pursuant to an order acceptable to the Administrative Agent (including a DIP Order), (ii) the Administrative Agent for the benefit of the Secured Parties shall have a valid and perfected security interest in the Collateral pursuant to the Interim Order, and (iii) to the extent the DIP Proceeds Account is held with a third party financial institution rather than the Administrative Agent, such financial institution, the Debtors and the Administrative Agent shall have entered into a deposit control account agreement acceptable to the Administrative Agent.

(j)            Restructuring Support Agreement. The Restructuring Support Agreement shall have been executed and shall be in full force and effect with respect to all parties thereto.

(k)           The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary.

(l)            The Administrative Agent shall have received certificates of the appropriate state agencies, as requested by the Administrative Agent, with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized.

(m)          The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) all government and third party approvals necessary in connection with the continued operations of the Loan Parties and the Transactions have been obtained and are in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby on satisfactory terms and (ii) no action or proceeding is pending or threatened in any court or before any Governmental Authority seeking to enjoin or prevent the consummation of the Transactions contemplated hereby.

[Credit Agreement]

(n)           At the time of and immediately after giving pro forma effect to the Loans made on the Effective Date no Default or Event of Default (including, without limitation, compliance with all financial covenants contained in Section 9.01) shall have occurred and be continuing.

(o)           At the time and immediately after giving pro forma effect to the Loans made on the Effective Date there exists no event or circumstance that could have a Material Adverse Effect.

(p)           The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.

(q)           On or prior to the Petition Date, the Exit Debt Commitment Letter (with a definitive credit agreement attached and as defined in the Restructuring Support Agreement) shall have been executed and delivered by all parties thereto.

(r)            Hedging. (i) The Administrative Agent shall have received signed copies of each of the Hedging Order Amendments, which shall have been executed and delivered by each party thereto and (ii) all Transactions (as defined in each of the Specified Swap Agreements) outstanding as of the date of effectiveness of the Restructuring Support Agreement shall be in full force and effect and, after giving effect to the Hedging Order Amendments, no Event of Default (as defined in each of the Specified Swap Agreements) shall have occurred or be continuing thereunder and no Termination Event (as defined in each of the Specified Swap Agreements) shall have occurred.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied or waived pursuant to Section 12.02.

Section 6.02           Each Credit Event. The obligation of each Lender to make (or be deemed on the Effective Date to have made) a Loan (each such obligation, a “Credit Event”) is subject to the satisfaction of the following conditions:

(a)           After giving effect to such Credit Event, there shall exist no Default or Event of Default.

(b)           The representations and warranties of the Borrower and the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Credit Event, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

(c)           Such Credit Event would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain the making or repayment of any Loan or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(d)           (i) For any Credit Event occurring during the Interim Period, the Interim Order and the Hedging Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect without the consent of the Administrative Agent and the Lenders or (ii) for any Credit Event occurring on or after the entry of the Final Order, (A) the Final Order shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect without the consent of the Lenders.

[Credit Agreement]

(e)           The Restructuring Support Agreement shall be in full force and effect with respect to all parties thereto.

(f)            Solely with respect to a Final Period Draw, the Exit Facilities Credit Agreement shall be fully executed and effective (or shall be fully executed and effective substantially contemporaneously with such draw).

(g)           The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.

Section 6.03          Obligation to Make Plan Effective Date Term Loans. The obligation of each Lender to make a Plan Effective Date Term Loan is additionally subject to the satisfaction of the following conditions:

(a)           The Confirmation Order shall have been entered, which order shall be in full force and effect, unstayed and Final, and shall not have been modified or amended without the written consent of the Administrative Agent, reversed or vacated.

(b)           All conditions precedent to the effectiveness of the Approved Plan as set forth therein shall have been satisfied or waived (the waiver thereof having been approved by the Administrative Agent), and the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Approved Plan in accordance with its terms shall have occurred contemporaneously with the Plan Effective Date.

(c)           The transactions contemplated by the Approved Plan to occur on the effective date of the Approved Plan shall have been consummated on the Plan Effective Date substantially contemporaneously with the occurrence therewith and in compliance with applicable law and Bankruptcy Court and regulatory approvals (if any).

(d)           All conditions precedent to the effectiveness of the RBL Exit Facility (as defined in the Restructuring Support Agreement) shall have been satisfied or waived (the waiver thereof having been approved by the Administrative Agent).

Section 6.04          Obligation to Make Case Extension Loans. The obligation of each Lender to make a Case Extension Loan is additionally subject to the satisfaction of the following conditions:

(a)           A Case Milestone Extension shall have occurred.

(b)           After giving effect to such Loan, the aggregate amount of Case Extension Loans made by such Lender shall not exceed such Lender’s Case Extension Commitment on such date.

(c)           After giving effect to such Loan, the aggregate principal amount of all Case Extension Loans outstanding shall not exceed the Case Extension Availability Amount.

[Credit Agreement]

Article VII
Representations and Warranties

Each of Parent and the Borrower, jointly and severally, represents and warrants to the Lenders that:

Section 7.01          Organization; Powers. Subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code and the entry of the DIP Order, each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such licenses, authorizations, consents, approvals and foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02          Authority; Enforceability. Subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code and the entry of the DIP Order, the Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action. Each Loan Document to which a Loan Party is a party, upon entry of the applicable DIP Order, has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, as applicable, enforceable in accordance with its terms, subject to the DIP Order and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, and further subject to other applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03          Approvals; No Conflicts. Subject to entry of the DIP Order and subject to any restrictions arising on account of the Loan Parties’ status as “debtors” under the Bankruptcy Code, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of financing statements and the Security Instruments (or the DIP Order) as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect, or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate (i) in any material respect, any applicable law or regulation or any order of any Governmental Authority or (ii) the Organizational Documents of any Loan Party, (c) will not violate or result in a default under any material indenture, note, credit agreement or other similar instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents).

Section 7.04          Financial Condition; No Material Adverse Change.

(a)           Since the Petition Date and after giving effect to the Transactions (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and the Loan Parties has been conducted only in the ordinary course consistent with past business practices (it being understood that changes in business practices that do not change the nature of the business as an exploration and production company, such as changes to respond to current market conditions, are consistent with past business practices).

(b)           Neither the Borrower nor any other Loan Party has on the date of this Agreement, after giving effect to the Transactions, any material Debt (including Disqualified Capital Stock) other than the Secured Obligations, Revolving Debt under the Revolving Loan Documents, the Intercompany Debt or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, or unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

[Credit Agreement]

Section 7.05          Litigation.

(a)           Other than the Cases and except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against any Group Member that (i) are not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any Loan Document or the Transactions.

(b)           Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 7.06          Environmental Matters. Subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code and the Cases, and except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)           the Group Members and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b)           the Group Members have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and no Group Member has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;

(c)           there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against any Group Member or any of their respective Properties or as a result of any operations at the Properties;

(d)           none of the Properties of the Group Members contain or, to the Borrower’s knowledge, have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)           except as permitted under applicable laws, there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials attributable to the operations of any Group Member at, on, under or from any Group Member’s Properties and there are no investigations, remediations, abatements, removals of Hazardous Materials required under applicable Environmental Laws relating to such Releases or threatened Releases or at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

[Credit Agreement]

(f)            no Group Member has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials, including at, under, or Released or threatened to be Released from any real properties offsite the Group Member’s Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

(g)           there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any Group Member or relating to any of their Properties that would reasonably be expected to form the basis for a claim against any Group Member for damages or compensation and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and

(h)           the Group Members have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any Group Member’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07          Compliance with the Laws and Agreements; No Defaults.

Subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code and the Cases:

(a)           Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Loan Party to Redeem or make any offer to Redeem all or any portion of any Debt outstanding under any material indenture, note, credit agreement or other similar instrument pursuant to which any Material Indebtedness is outstanding.

(c)           No Default has occurred and is continuing.

Section 7.08          Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09          Taxes. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and, except to the extent such payment is excluded by, or is otherwise prohibited by the provisions of the Bankruptcy Code or order of the Bankruptcy Court, has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP, (b) ad valorem taxes as disclosed to the Lenders prior to the Effective Date, (c) to the extent that the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (d) to the extent otherwise excused or prohibited by the Bankruptcy Code. To the knowledge of Borrower, no material proposed tax assessment is being asserted with respect to any Loan Party.

[Credit Agreement]

Section 7.10          ERISA.

(a)           Each Plan is, and has been, operated, administered and maintained in substantial compliance with, and the Borrower and each ERISA Affiliate have complied in all material respects with, ERISA, the terms of the applicable Plan and, where applicable, the Code.

(b)           No act, omission or transaction has occurred which would result in imposition on any the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

(c)           No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower or any ERISA Affiliate has been or is reasonably expected by any Loan Party or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(d)           The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(e)           Neither the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, or had any actual or contingent liability to any Multiemployer Plan.

Section 7.11         Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Loan Party is subject, and all other existing facts and circumstances applicable to the Loan Parties known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial or other information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any other Loan Party prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

[Credit Agreement]

Section 7.12         Insurance. For the benefit of each Loan Party, Parent or the Borrower has, except to the extent excluded by or otherwise prohibited by the provisions of the Bankruptcy Code or order of the Bankruptcy Court, (a) all insurance policies sufficient for the compliance by the Loan Parties with all material Governmental Requirements and all material agreements and (b) insurance coverage, or self-insurance, in at least such amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties. Schedule 7.12, as of the date hereof, sets forth a list of all insurance maintained by Parent or the Borrower. The Administrative Agent, as agent for the benefit of the Secured Parties, has been named as additional insureds in respect of such liability insurance policies and the Administrative Agent, as agent for the benefit of the Secured Parties, has been named as loss payee with respect to Property loss insurance.

Section 7.13         Restriction on Liens. Other than the Revolving Loan Documents, the Prepetition Term Loan Documents or the DIP Orders, neither the Borrower nor any Loan Party is a party to any material agreement or arrangement (other than as permitted by Section 9.15), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

Section 7.14         Group Members. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, there are no other Group Members. Each Guarantor has been so designated on Schedule 7.14.

Section 7.15         Foreign Operations. The Borrower and the other Loan Parties do not own any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 7.16         Location of Business and Offices. The Borrower’s jurisdiction of organization is Colorado; the name of the Borrower as listed in the public records of its jurisdiction of organization is Sundance Energy, Inc. and the organizational identification number of the Borrower in its jurisdiction of organization is 20031394742 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(k) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(k) and Section 12.01(c)). Each Group Member’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.16 (or as set forth in a notice delivered pursuant to Section 8.01(k)).

[Credit Agreement]

Section 7.17         Properties; Titles, Etc.

Other than as a result of the Cases and subject to any necessary order or authorization of the Bankruptcy Court:

(a)           Each Loan Party has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to, or valid leasehold interests in, licenses of, or rights of use, all other Collateral owned or leased by such Loan Party and all of its other material personal Properties necessary or used in the ordinary conduct of its business other than Properties sold in compliance with Section 9.11 from time to time, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and except as otherwise provided by statute, regulation or the standard and customary provisions of any applicable joint operating agreement, the ownership of such Properties shall not in any material respect obligate the Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Loan Party’s net revenue interest in such Property.

(b)           All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)           Except as could not reasonably be expected to have a Material Adverse Effect, the rights and Properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in the same manner as its business is conducted on the date hereof.

(d)           Except for Properties being repaired, all of the Properties of the Loan Parties which are reasonably necessary for the operation of their businesses are in good working condition in all material respects and are maintained in accordance with prudent business standards.

(e)           Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property necessary for the conduct of the business, and the use thereof by the Loan Party does not, to its knowledge, infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18         Maintenance of Properties. Other than as a result of the Cases and subject to any necessary order or authorization of the Bankruptcy Court, and except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Loan Parties is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Loan Parties. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Loan Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Loan Parties, in a manner consistent with the Loan Parties’ past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).

[Credit Agreement]

Section 7.19         Gas Imbalances; Prepayments. Except as set forth on Schedule 7.19 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take-or-pay or other prepayments which would require any Loan Party to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2.0%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Reserve Report.

Section 7.20         Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, (a) the Loan Parties are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity and (b) no material agreements exist which are not cancelable on 90 days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.21         [Reserved].

Section 7.22         Swap Agreements. Schedule 7.22, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied, but excluding the Security Instruments) and the counterparty to each such agreement.

Section 7.23         Use of Loans. The proceeds of the Loans shall be used (a) to pay professional or other transaction fees and expenses required hereunder or in the DIP Order or Restructuring Support Agreement, (b) to finance the working capital and capital expenditure needs of the Borrower and its Subsidiaries and for general corporate purposes of the Borrower and its Subsidiaries in accordance with the Budget, (c) to pay fees, interest and expenses associated with the DIP Facility, (d) to fund the costs of the administration of the Cases (including the Carve-Out), in each case (except for the Carve-Out), subject to the Budget and the Permitted Variances, (e) to pay post-petition interest due and owing to the Revolving Lenders in connection with the Revolving Debt and (f) to pay Prepetition RBL Protection Fees and Expenses, in the case of (e) and (f), to the extent set forth in the DIP Orders. No part of the proceeds of any Loan will be used, directly or indirectly (i) to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying margin stock, to reduce or retire any indebtedness that was originally incurred to purchase or carry any margin stock or for any purpose which violates the provisions of Regulations T, U or X of the Board, (ii) in a manner inconsistent with the Budget, subject to Permitted Variances, (iii) to challenge the validity, perfection, priority, extent or enforceability of the obligations under the DIP Facility or the Existing Term Loan Credit Agreement, (iv) to investigate or assert any other claims or causes of action against the Administrative Agent, the Arrangers, any other agent or any Lender with respect to any holder of any such obligations, except as agreed by the Administrative Agent or as otherwise provided in the DIP Order with respect to any investigation regarding the facility under the Existing Term Loan Credit Agreement or (v) for any act which has the effect of materially or adversely modifying or compromising the rights and remedies of the Administrative Agent or the Lenders or any such party with respect to the DIP Facility or any Loan Document.

[Credit Agreement]

Section 7.24         [Reserved].

Section 7.25         OFAC. Neither the Group Members, nor, to the Borrower’s knowledge, any director, officer, agent, employee or Affiliate of the Group Members is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Borrowings or lend, contribute or otherwise make available such proceeds to any Group Member, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 7.26         Anti-Terrorism Laws. (a) None of the Group Members, nor, to the Borrower’s knowledge, any of their Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Patriot Act.

(b)          None of the Group Members, nor, to the Borrower’s knowledge, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)          a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)           a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication or such list.

(c)          None of the Group Members, nor, to the Borrower’s knowledge, any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

[Credit Agreement]

Section 7.27         Money Laundering. The operations of the Group Members are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Loan Party with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened in writing.

Section 7.28         Foreign Corrupt Practices. No Group Member, nor, to the knowledge of the Borrower, any director, officer, agent, or employee of any Loan Party, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Loan Parties have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.29         EEA Financial Institutions. No Group Member is an EEA Financial Institution.

Section 7.30         Beneficial Ownership. As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Article VIII
Affirmative Covenants

Until Payment in Full, each of Parent and the Borrower, jointly and severally, covenants and agrees with the Lenders that:

Section 8.01         Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)          Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent, (i) the audited consolidated statement of financial position for Parent and its Subsidiaries and related statements of profit or loss or other comprehensive income, changes in equity, as applicable, and cash flows as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) internally prepared unaudited consolidating statement of financial position and statement of profit or loss or other comprehensive income of Parent which agree in total to the corresponding audited consolidated statements of Parent for the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

[Credit Agreement]

(b)         Quarterly Financial Statements. As soon as available, but in any event not later than 60 days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, (i) the unaudited consolidated statement of financial position for Parent and its Subsidiaries and related statements of profit or loss or other comprehensive income, changes in equity, as applicable, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial position, as of the end of) the previous fiscal year and (ii) internally prepared unaudited consolidating statement of financial position and statement profit or loss or other comprehensive income of Parent which agree in total to the corresponding unaudited consolidated statements of Parent for such fiscal quarter, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)         Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b) (subject to the proviso below), a certificate of a Financial Officer of Parent in substantially the form of Exhibit C hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 for the fiscal quarter then ended and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recently delivered financial statements referred to in Section 8.01(a) and (b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)         Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of the period covered by such Reserve Report, a true and complete list of all Swap Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto (other than Security Instruments) not listed on Schedule 7.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)         Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), and within ten (10) Business Days following each change in the insurance maintained in accordance with Section 8.07, certificates of insurance coverage with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(f)          Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of any such Person, and a copy of any response by such Person, or the board of directors or other appropriate governing body of such Person, to such letter or report.

[Credit Agreement]

(g)         SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC or with any other national securities exchange (other than relating to beneficial ownership of the Equity Interests of the Parent); provided, however, that the Loan Parties shall be deemed to have furnished the information required by this Section 8.01(g) if it shall have timely made the same available publicly on its website, “EDGAR”, or an equivalent website.

(h)         Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of the Revolving Loan Documents and any preferred stock designation, indenture, loan or credit or other similar material agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i)          Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from any Loan Party (or, with respect to Oil and Gas Properties that are not operated by a Loan Party, a list of the operators of such properties).

(j)          Notice of Sales of Oil and Gas Properties and Unwinds of Swap Agreements. In the event the Borrower or any other Loan Party (i) intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties (or any Equity Interests of any Loan Party that owns Oil and Gas Properties) or (ii) becomes aware of any termination, unwinding, cancellation or other disposition of Swap Agreements (in each case, in accordance with Section 9.11), prior written notice (or prompt written notice upon becoming aware of, as the case may be) of the foregoing (of, in the case of prior notice, at least ten (10) Business Days or such shorter time as the Administrative Agent may agree), the price thereof, in the case of Oil and Gas Properties (or any Equity Interests of any Loan Party that owns Oil and Gas Properties), and the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom, in the case of Swap Agreements, and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(k)         Notice of Casualty Events. Prompt written notice, and in any event within three (3) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(l)          Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event within ten (10) days prior thereto or such other time as the Administrative Agent may agree) any change (i) in a Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Loan Party’s federal taxpayer identification number.

(m)        Production Report and Lease Operating Statements. Not later than the eighteenth (18th) Business Day of each calendar month, a report setting forth, for each calendar month during the previous twelve (12) months, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

[Credit Agreement]

(n)         Monthly Operational Report; Approved Plan of Development Variance. Promptly after delivery thereof to the board of directors of the Borrower (and in no event later than the eighteenth (18th) Business Day of each calendar month), (i) an operational report for the prior calendar month in form and substance substantially similar to the operational report provided to the board of directors of the Borrower (it being understood for purposes of this clause (i) that (A) such monthly operational report will be prepared in good faith based on interim facts and information believed by the Borrower to be reasonable at the time prepared, but may nonetheless be incomplete and (B) the Borrower shall have no liability for any unintentional errors or omissions from the facts and information provided in such monthly operational report) and (ii) a report for the prior calendar month in form and substance substantially similar to the report provided to the board of directors of the Borrower in respect of development expenditures, Capital Expenditures and other capital activities occurring in such prior calendar month including a comparison of actual development expenditures, Capital Expenditures and other capital activities for such prior calendar month versus those development expenditures, Capital Expenditures and other capital activities budgeted to occur in such prior month.

(o)         Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(p)         Cash Flow and Capital Expenditure Forecast. Not later than 120 days after the end of each fiscal year, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth an operating budget (including a cash flow and Capital Expenditure forecast) for the immediately succeeding twelve (12) months in form and substance reasonably satisfactory to the Administrative Agent.

(q)         Other Requested Information. Promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of Parent, the Borrower or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

(r)          Beneficial Ownership. Prompt written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(s)         Variance. Beginning on the Thursday following the first full calendar week following the Petition Date, and every second Thursday thereafter, the Borrower shall provide to the Administrative Agent a Variance Report.

(t)          Budget and Budget Certificate. Beginning on the Thursday of the seventh week anniversary of the Petition Date and every seven (7) weeks thereafter, the Borrower shall provide to the Administrative Agent (A) an updated Budget covering the 13-week period that commences with the beginning of such week in which such Budget is delivered and (B) a certificate of a financial officer of the Borrower stating that such Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower in connection therewith (such certificate a “Budget Certificate”).

[Credit Agreement]

Section 8.02         Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following after any Responsible Officer of any Loan Party has knowledge thereof:

(a)          the occurrence of any Default;

(b)         the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Group Members thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any other Loan Party in an aggregate amount exceeding $2,000,000; and

(d)         the occurrence of any Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03         Existence; Conduct of Business. Subject to any necessary order or authorization of the Bankruptcy Court, Parent and the Borrower will, and will cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where failure to have such rights, licenses, permits, privileges, franchises and foreign qualifications could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04         Payment of Obligations. Except where such payment is excused by, or is otherwise prohibited by the provisions of the Bankruptcy Code or order of the Bankruptcy Court, Parent and the Borrower will, and will cause each other Loan Party to, pay its obligations, including tax liabilities of the Borrower and all of the other Loan Parties before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such other Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05         Performance of Obligations under Loan Documents. Except where compliance is excluded by, or is otherwise prohibited by the provisions of the Bankruptcy Code or order of the Bankruptcy Court, the Borrower will pay the Loans in accordance with the terms hereof, and cause each other Loan Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

[Credit Agreement]

Section 8.06         Operation and Maintenance of Properties. Except where compliance is excluded by, or is otherwise prohibited by the provisions of the Bankruptcy Code or order of the Bankruptcy Court, the Parent and the Borrower, each at its own expense, will, and will cause each other Loan Party to:

(a)           operate its Oil and Gas Properties and other material Properties or use commercially reasonable efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)           maintain and keep or use commercially reasonable efforts to cause to be maintained and kept in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other Properties material to the conduct of its business, including all equipment, machinery and facilities.

(c)           promptly pay and discharge, or use commercially reasonable efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)           promptly perform or use commercially reasonable efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

Section 8.07         Insurance. Parent or the Borrower will maintain, with financially sound and reputable insurance companies, insurance covering all Loan Parties, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to the terms of the Intercreditor Agreement, the loss payable clauses or provisions in the applicable insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as a “loss payee” or other formulation reasonably acceptable to the Administrative Agent and such liability policies shall name the Administrative Agent, as agent for the benefit of the Secured Parties, as “additional insured”. Such policies will also provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08         Books and Records; Inspection Rights. Parent and the Borrower will, and will cause each other Loan Party to, keep proper books of record and account in accordance with GAAP. Parent and the Borrower will, and will cause each other Loan Party to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Administrative Agent to contact its independent accountants directly) and to provide contact information for each bank where each Loan Party has a depository and/or securities account and each such Loan Party hereby authorizes the Administrative Agent to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times during normal business hours and as often as reasonably requested.

[Credit Agreement]

Section 8.09         Compliance with Laws. Parent and the Borrower will, and will cause each Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10         Environmental Matters.

(a)         Parent and the Borrower shall: (i) comply, and shall cause its Properties and operations and each other Group Member and each other Group Member’s Properties and operations to comply, with all applicable Environmental Laws, except to the extent any breach thereof could not be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise Release, and shall cause each other Group Member not to dispose of or otherwise Release, any Hazardous Material, or solid waste on, under, about or from any of the Borrower’s or the other Group Members’ Properties or any other Property to the extent caused by the Borrower’s or any of the other Group Members’ operations except in compliance with applicable Environmental Laws, the disposal or Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each other Group Member to timely obtain or file, all notices, and Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the other Group Members’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each of other Group Member to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any Hazardous Materials on, under, about or from any of the Borrower’s or the other Group Members’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) use commercially reasonable efforts to conduct, and cause each other Group Member to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement, and shall cause each other Group Member to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the other Group Members’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)         Parent and the Borrower will promptly, but in no event later than five (5) Business Days of Parent or the Borrower becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any demand or lawsuit by any landowner or other third party threatened in writing against Parent or the Borrower or the other Group Members or their Properties of which Parent and or Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if Parent or the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $2,000,000, not fully covered by insurance, subject to normal deductibles.

[Credit Agreement]

(c)         If an Event of Default has occurred and is continuing, the Administrative Agent may (but shall not be obligated to), at the reasonable and documented expense of the Borrower and to the extent that the Borrower or any other Loan Party has the right to do so, conduct such Remedial Work as it deems appropriate to determine the nature and extent of any noncompliance with applicable Environmental Laws, the nature and extent of the presence of any Hazardous Material and the nature and extent of any other environmental conditions that may exist at or affect any of the Mortgaged Properties, and the Group Members shall cooperate with the Administrative Agent in conducting such Remedial Work. Such Remedial Work may include a detailed visual inspection of the Mortgaged Properties, including all storage areas, storage tanks, drains and dry wells and other structures and locations, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Administrative Agent deems appropriate. The Administrative Agent and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Mortgaged Properties for the foregoing purposes.

Section 8.11         Further Assurances.

(a)         Parent and the Borrower, each at its sole expense will, and will cause each other Loan Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Loan Party, as the case may be, in the Loan Documents or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments (or the DIP Order) or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)         Parent and the Borrower hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments (or the DIP Order) or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12         Reserve Reports.

(a)         On or before March 31 and September 30 of each year, as applicable, the Borrower shall furnish to the Administrative Agent and the Lenders (with a copy to the Revolving Lenders) a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the other Loan Parties in the United States as of the immediately preceding January 1 or July 1, as applicable. The Reserve Report as of January 1 and delivered on or before March 31 of each year (the “January 1 Reserve Report”) shall be prepared by one or more Approved Petroleum Engineers, and each other Reserve Report of each year may be prepared in form reasonably acceptable by one or more Approved Petroleum Engineers or internally under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b)         In the event that the Borrower shall furnish to the Revolving Agent a Reserve Report at any time other than those set forth in Section 8.12(a), the Borrower shall furnish the same to the Administrative Agent and shall certify such Reserve Report has been prepared in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

[Credit Agreement]

(c)         With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or the other Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any other Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their proved Oil and Gas Properties have been sold since the Petition Date except as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into by a Loan Party subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof, (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of the Mortgaged Properties represent and that such percentage is in compliance with Section 8.14(a) and (vii) attached thereto is a computation of Total Proved PV-9 for the Oil and Gas Properties evaluated in such Reserve Report.

Section 8.13         [Reserved].

Section 8.14         Additional Collateral; Additional Guarantors.

(a)         At the request of the Administrative Agent, the Parent and the Borrower shall, and shall cause the other Loan Parties to, grant, within thirty (30) days of delivery of such request (or such later date as the Administrative Agent may agree), to the Administrative Agent as security for the Secured Obligations a Lien, with the priorities established by the DIP Order, on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments or the DIP Order. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments and/or DIP Order, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary grants a Lien on its Oil and Gas Properties pursuant to Section 8.14(a) and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)         Parent and the Borrower shall promptly cause each newly created or acquired Subsidiary to guarantee the Secured Obligations, including pursuant to a supplement or joinder hereto. In connection with any such guarantee, Parent and the Borrower shall, or shall cause (i) such Subsidiary to execute and deliver such guarantee or joinder and (ii) the owners of the Equity Interests of such Subsidiary to pledge all of the Equity Interests of such new Subsidiary (including delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and to execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Administrative Agent.

[Credit Agreement]

(c)          In the event that any Loan Party becomes the direct owner of a Domestic Subsidiary, then the Loan Party shall promptly pledge 100% of all the Equity Interests of such Domestic Subsidiary, in each case, that are owned by such Loan Party in accordance with the priorities established by the DIP Order (which for the sake of clarification means the Loan Parties shall not be permitted to deliver original stock certificates, if any, evidencing such Equity Interests to any Person other than the Revolving Agent).

(d)         The Borrower hereby guarantees the payment of all Secured Obligations of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under the other Security Instruments and the DIP Order (provided, however, that the Borrower shall only be liable under this Section 8.14(d) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.14(d), or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 8.14(d) shall remain in full force and effect until Payment in Full.

(e)         If the Borrower or any Subsidiary intends to grant any Lien on any Property to secure the Revolving Debt, then the Borrower will provide at least fifteen (15) days’ prior written notice thereof to the Administrative Agent and the Borrower will, and will cause its Subsidiaries to, grant to the Administrative Agent to secure the Secured Obligations a Lien subordinate to only that of the Senior Liens, if any, on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent to the extent a prior Lien has not already been granted to the Administrative Agent on such Property. In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. The Borrower will cause any Subsidiary and any other Person guaranteeing any Revolving Debt to contemporaneously guarantee the Secured Obligations.

Section 8.15         ERISA Compliance. Parent and the Borrower will promptly furnish and will cause each other Group Member and any ERISA Affiliate to promptly furnish to the Administrative Agent (i)  upon becoming aware of the occurrence of any ERISA Event or of any Prohibited Transaction, which could reasonably be expected to result in liability of Parent, the Borrower or such other Group Member in an aggregate amount exceeding $2,000,000, in connection with any Plan or any trust created thereunder, a written notice of Parent, the Borrower or Subsidiary of the Borrower, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. Promptly following receipt thereof, Parent and the Borrower will furnish and will cause each Subsidiary to promptly furnish to the Administrative Agent copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Group Member may request with respect to any Multiemployer Plan for which the Borrower, any Group Member or any of their ERISA Affiliates may be subject to any current or future liability; provided that if the Group Members have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Group Members shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

[Credit Agreement]

Section 8.16         Marketing Activities. Parent and the Borrower will not, and will not permit any of the other Loan Parties to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the other Loan Parties that the Borrower or one of the other Loan Parties has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.17         [Reserved].

Section 8.18         Patriot Act, OFAC, FCPA. Now and hereafter to the extent applicable to this Agreement, the transactions contemplated hereby or the Loan Parties’ execution, delivery and performance of the Loan Documents, do and will comply, as applicable, in all material respects with the Patriot Act, U.S. sanctions administered by OFAC and FCPA, and with respect to each statute, any successor statute thereto.

Section 8.19         [Reserved].

Section 8.20         [Reserved].

Section 8.21         Deposit Accounts. The Borrower shall cause the DIP Proceeds Account to at all times be subject to a deposit account control agreement, in form and substance reasonably satisfactory to the Administrative Agent naming the Administrative Agent as the secured party thereunder for the benefit of the Secured Parties unless the DIP Proceeds Account is held with the Administrative Agent.

Section 8.22         Hedge Amendments. The Parent and the Borrower will use commercially reasonable efforts to cause all counterparties to Other Swap Agreements (other than Swap Agreements with Bank of America N.A. or its affiliates) to enter into letter agreements in respect of such Swap Agreements either substantially in the form of Exhibit A to the Hedging Motion or reasonably acceptable to the Administrative Agent.

Section 8.23         SBA PPP Loan. Parent and the Borrower will, and will cause each other Loan Party to (a) comply in all material respects with the SBA’s terms and conditions applicable to the SBA PPP Loan, (b) use the proceeds of the SBA PPP Loan only for CARES Allowable Uses, (c) keep necessary and appropriate records relating to the use of the SBA PPP Loan (and provide such records to the Administrative Agent upon the Administrative Agent’s reasonable request), and (d) promptly take all applicable actions, not later than 45 days after the eight-week period immediately following the SBA PPP Loan Date (or such later date as permitted under the CARES Act), to apply for forgiveness of the SBA PPP Loan in accordance with the regulations implementing Section 1106 of the CARES Act (and provide documentation, and status, of such forgiveness to the Administrative Agent upon the Administrative Agent’s reasonable request).

[Credit Agreement]

Section 8.24         Pleadings and Motions. To the extent reasonably practicable at least two (2) days prior to filing (or such shorter period as the Administrative Agent may agree), the Borrower shall use commercially reasonable efforts to provide the Administrative Agent copies of all material pleadings and motions (other than “first day” motions and proposed orders, and other than emergency pleadings or motions where, despite such Borrower’s commercially reasonable efforts, such two (2) day notice is not possible) to be filed by or on behalf of the Borrower or any of the other Loan Parties with the Bankruptcy Court in the Cases, or to be distributed by or on behalf of the Borrower or any of the other Loan Parties to any official committee appointed in the Cases, which such pleadings shall include the Administrative Agent as a notice party.

Article IX
Negative Covenants

Until Payment in Full, each of Parent and the Borrower, jointly and severally, covenant and agree with the Lenders that:

Section 9.01         Financial Covenants.

(a)          Budget Variance. As of the Thursday after the first full calendar week ending after the Petition Date and on each second Thursday thereafter ( such date a “Testing Date” and the period commencing on the Petition Date and ending on the relevant Testing Date, a “Testing Period”; provided that the initial Testing Period shall be deemed to include the full calendar week in which the Petition Date occurs), the Borrower shall not permit (i) total “Aggregate Disbursements” made by the Borrower and its Subsidiaries during such Testing Period to be greater than 110% of forecasted “Aggregate Disbursements” as set forth in the Budget for such Testing Period (ii) “Total Restructuring Expenses” made by the Borrower and its Subsidiaries during such Testing Period to be greater than 110% of forecasted “Total Restructuring Expenses” as set forth in the Budget for such Testing Period or (iii) the total disbursements during such Testing Period, in respect of any individual line item within “Aggregate Disbursements” that is identified on Schedule 9.01(a), to vary from the forecasted amount for such line item set forth in the Budget for such Testing Period, in each case greater than the percentage or dollar amount set forth in Schedule 9.01(a) with respect to such line item (the variances described in these clauses (i), (ii) and (iii), the “Permitted Variance”), provided that, notwithstanding the foregoing, the professional fees for professionals employed by the Administrative Agent, Revolving Agent and Prepetition Term Agent shall be excluded from this variance testing covenant. For the avoidance of doubt, by virtue of the cumulative testing period described above, all “Aggregate Disbursement” positive variances may be used in all future testing periods for variance testing purposes over the forecast.

(b)         Swap Termination Value. The obligations of the Loan Parties under all Swap Agreements (other than Specified Swap Agreements), measured by Swap Termination Value, shall not exceed $3,500,000 at any time (such amount to be adjusted upon the delivery of an updated budget, dollar-for-dollar, to reflect any changes to the Ending Book Cash Balance projected on the Plan Effective Date), provided that this covenant shall be of no further force and effect to the extent the Borrower has satisfied its obligations to enter into letter agreements pursuant to Section 8.22 hereof.

Section 9.02         Debt. Parent and the Borrower will not, and will not permit any other Loan Party to, incur, create, assume or suffer to exist any Debt, except:

(a)          the Loans or other Secured Obligations.

(b)         Debt existing on the Petition Date and any post-petition interest that accrues thereon (for the sake of clarification, any liabilities that have been invoiced and are in existence on the Petition Date but are not classified as “Debt” pursuant to clause (c) of the definition thereof on the Petition Date solely because 120 days have not elapsed since the invoice date of any such liability and that are classified as “Debt” following the Petition Date because such 120 day period passes after the Petition Date shall be deemed “Debt existing on the Petition Date” for the purposes of this Section 9.02(b)).

[Credit Agreement]

(c)         Debt associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or by third parties in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties.

(d)         Intercompany Debt.

(e)         endorsements of negotiable instruments for collection in the ordinary course of business.

(f)          Debt representing deferred compensation to employees of Parent or any of its Subsidiaries incurred in the ordinary course of business not to exceed an aggregate amount at any one time outstanding of $250,000.

(g)         [Reserved].

(h)         Debt consisting of the financing of insurance premiums not to exceed $250,000.

(i)          Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business.

(j)          Debt arising under Swap Agreements permitted under Section 9.17.

(k)         other Debt not to exceed $250,000 in the aggregate at any one time outstanding; provided that no Default or Event of Default exists at the time such Debt is incurred or will occur as a result thereof.

(l)          any guarantee of any other Debt permitted to be incurred hereunder.

Section 9.03         Liens. Parent and the Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)         Liens securing the payment of any Secured Obligations.

(b)         Excepted Liens.

(c)         Liens in existence on the Petition Date.

(d)         [Reserved].

(e)         Liens with respect to property or assets of the Borrower or any other Loan Party securing obligations in an aggregate principal amount outstanding at any time not to exceed $250,000.

Section 9.04         Restricted Payments. Parent and the Borrower will not, and will not permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

[Credit Agreement]

Section 9.05         Investments, Loans and Advances. Parent and the Borrower will not, and will not permit any other Loan Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)         Investments which are disclosed to the Lenders in Schedule 9.05.

(b)         accounts receivable and notes receivable arising from the grant of trade credit arising in the ordinary course of business.

(c)         direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one (1) year from the date of acquisition thereof.

(d)         commercial paper maturing within one (1) year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s.

(e)         deposits maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f)          Investments in money market or similar funds with assets of at least $1,000,000,000 and rated Aaa by Moody’s or AAA by S&P.

(g)         Investments (i) made by the Borrower in or to any Loan Parties or (ii) made by Loan Parties in or to each other or the Borrower.

(h)         Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any other Loan Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of the other Loan Parties or in connection with the settlement of delinquent accounts and disputes with customers and suppliers; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(h) exceeds $250,000.

(i)          Investments pursuant to Swap Agreements or hedging agreements otherwise permitted under this Agreement.

Section 9.06         Nature of Business; No International Operations. Parent and the Borrower will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Loan Parties will not acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries of the United States. No Loan Party will acquire or create any Foreign Subsidiary.

[Credit Agreement]

Section 9.07         Proceeds of Loans. Parent and the Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.23. No Loan Party nor any Person acting on behalf of the Borrower has taken or will take any action which causes any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. Parent and the Borrower will not permit the proceeds of the Loans to be used (i) in a manner inconsistent with the Budget, subject to Permitted Variances, (ii) to challenge the validity, perfection, priority, extent or enforceability of the obligations under the DIP Facility, or the facility under the Existing Term Loan Credit Agreement, (iii) to investigate or assert any other claims or causes of action against the Administrative Agent, the Arrangers, any other agent or any Lender with respect to any holder of any such obligations, except as agreed by the Administrative Agent or as otherwise provided in the DIP Order with respect to any investigation regarding the facility under the Existing Term Loan Credit Agreement or (iv) for any act which has the effect of materially or adversely modifying or compromising the rights and remedies of the Administrative Agent or the Lenders or any such party with respect to the DIP Facility or any Loan Document (as defined in the Existing Term Loan Credit Agreement).

Section 9.08         ERISA Compliance. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower will not, and will not permit any other Group Member to, at any time:

(a)         Allow any ERISA event to occur.

(b)         contribute to or assume an obligation to contribute to, or permit any Subsidiary to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(c)         acquire, or permit any Subsidiary to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, any Multiemployer Plan.

Section 9.09         Sale or Discount of Receivables. Parent and the Borrower will not, and will not permit any other Loan Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.10         Mergers, Etc. Neither the Borrower nor any other Loan Party will merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve.

Section 9.11         Sale of Properties. Parent and the Borrower will not, and will not permit any other Loan Party to, Transfer any Property, other than Permitted Transfers.

Section 9.12         Sales and Leasebacks. Parent and the Borrower will not, and will not permit any other Loan Party to enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property that has been or is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party.

[Credit Agreement]

Section 9.13         Environmental Matters. Parent and the Borrower will not, and will not permit any other Group Member to, (a) cause or knowingly permit any of its Property to be in violation of, or (b) do anything or knowingly permit anything to be done which will subject any such Property to any Remedial Work (other than Remedial Work done in the ordinary course of business) under, any Environmental Laws that could reasonably be expected to have a Material Adverse Effect; it being understood that clause (b) above will not be deemed as limiting or otherwise restricting any obligation to disclose any relevant facts, conditions and circumstances pertaining to such Property to the appropriate Governmental Authority.

Section 9.14         Transactions with Affiliates. Except for transactions set forth on Schedule 9.14 (in each case consistent with past practices), Parent and the Borrower will not, and will not permit any other Loan Party to, enter into any material transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than between Borrower and Loan Parties) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15         Negative Pledge Agreements; Dividend Restrictions. Parent and the Borrower will not, and will not permit any other Loan Party to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (a) the granting, conveying, creation or imposition of any Lien on any of its Property to secure the Secured Obligations or which requires the consent of other Persons in connection therewith or (b) the Borrower or any other Loan Party from paying dividends or making distributions to any Loan Party or receiving any money in respect of Debt or other obligations owed to it, or which requires the consent of or notice to other Persons in connection therewith; provided that, (i) the foregoing shall not apply to restrictions and conditions under the Loan Documents, (ii) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures existing as of the Petition Date and applicable solely to such joint venture and its equity and (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to Capital Leases or purchase money Debt existing as of the Petition Date if such restrictions or conditions apply only to the property or assets securing such Secured Obligations, (B) customary provisions in leases and licenses restricting the assignment thereof and existing as of the Petition Date, (C) limitations and restrictions arising or existing by reason of applicable Governmental Requirement and (D) the Intercreditor Agreement and the Revolving Loan Documents and the Prepetition Term Loan Documents.

Section 9.16         Take-or-Pay or other Prepayments. Parent and the Borrower will not, and will not permit any other Loan Party to, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any other Loan Party that would require the Borrower or such other Loan Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

Section 9.17         Swap Agreements. Parent and the Borrower will not, and will not permit any other Loan Party to, enter into any Swap Agreements without the consent of the Administrative Agent (acting at the direction of the Required Lenders).

Section 9.18         Amendments to Organizational Documents and Material Contracts. Parent and the Borrower shall not, and shall not permit any other Loan Party to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents in any respect without the consent of the Administrative Agent (acting at the direction of the Required Lenders in their sole discretion) (b)(i) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any agreement to which it is a party, (ii) terminate, replace or assign any of the Loan Party’s interests in any agreement or (iii) permit any agreement not to be in full force and effect and binding upon and enforceable against the parties thereto, in each case if such occurrence does not receive the prior written consent of the Required Lenders and causes the Specified Letter of Credit to become drawn.

[Credit Agreement]

Section 9.19         Changes in Fiscal Periods. Parent and the Borrower shall not, and shall not permit any other Loan Party to have its fiscal year end on a date other than December 31 or change the its method of determining fiscal quarters.

Section 9.20         Anti-Terrorism Laws. Parent and the Borrower shall not permit, and shall not permit the other Loan Parties to (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 7.26 above, (b) deal in, or otherwise engage in any transaction relating to, any property of interests in property blocked pursuant to the Executive Order of any other Anti-Terrorism Law or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (x) any of the prohibitions set forth in any Anti-Terrorism Law or (y) any prohibitions set forth in the rules or regulations issued by OFAC (and, in each case, the Borrower shall, and shall cause each of the Loan Parties to, promptly deliver or cause to be delivered to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 9.20).

Section 9.21         Gas Imbalances. Parent and the Borrower shall not and shall not permit any other Loan Party to allow on a net basis gas imbalances with respect to the Oil and Gas Properties of the Borrower or any Loan Party that would require the Borrower or such Loan Party to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2.0%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Reserve Report.

Section 9.22         [Reserved].

Section 9.23         DIP Proceeds Account Withdrawals. The Borrower shall not make more than one (1) withdrawal from the DIP Proceeds Account per calendar week, which, except in the case of the initial withdrawal following the entry of the Interim Order, shall occur only on a Monday (or if such Monday is not a Business Day, the following Business Day). Such withdrawal shall be accompanied by a certificate signed by a Financial Officer of the Borrower, in the form of Exhibit B-2, certifying that the use of proceeds are necessary to fund anticipated disbursements for the eight (8) day period following such withdrawal, in accordance with the Budget (subject to Permitted Variances).

Section 9.24         Capital Expenditures. No Loan Party shall, nor shall it permit any of its Subsidiaries to, incur or commit to incur any Capital Expenditures other than Capital Expenditures set forth in the Budget.

Section 9.25         Key Employee Plans. No Loan Party shall (a)(i) enter into any key employee or executive incentive or retention plan, other than such plans in effect as of the Petition Date or (ii) amend or modify any existing key employee retention plan and incentive plan in a manner that increases benefits payable thereunder, unless such plan, amendment or modification, as applicable, is satisfactory to the Required Lenders and (b) other than the payments of salary, wages or expense reimbursements, in each case as to directors, officers, and management- or executive-level employees of any of the Loan Parties, make any grant or payment after the Petition Date (including pursuant to a key employee or executive incentive or retention plan or other similar agreement or arrangement) to any director, officer, or management- or executive-level employee of any of the Loan Parties outside the ordinary course of business.

[Credit Agreement]

Section 9.26         Superpriority Claims. No Loan Party shall create or permit to exist any Superpriority Claim other than the Senior Superpriority Claims.

Section 9.27         Hedge Termination.

(a)         No Loan Party shall fail to pay a regularly scheduled settlement payment owing by such Loan Party to a “Secured Swap Provider” under a secured Swap Agreement in accordance with the terms of the applicable secured Swap Agreement.

(b)         No Loan Party shall (i) with respect to any Other Swap Agreement, cause, agree to, or permit to exist the termination, unwinding, cancellation or other disposition of any Other Swap Agreement by the counterparty thereto, or the designation of an Early Termination Date (as defined in such Other Swap Agreement) by the counterparty thereto, in each case except to the extent the obligations of the Loan Parties (measured at Swap Termination Value) under such Other Swap Agreement do not exceed the Swap Termination Value Threshold Amount. or (ii) with respect to any Specified Swap Agreement, cause, agree to, or permit to exist the termination, unwinding, cancellation or other disposition of any Specified Swap Agreement by the counterparty thereto, or the designation of an Early Termination Date (as defined in such Specified Swap Agreement) by the counterparty thereto.

Article X
Events of Default; Remedies

Section 10.01       Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)          the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)         any Loan Party shall fail to pay any (i) interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days (ii) fees and expenses of the Lenders’ professional advisors as required pursuant to the DIP Orders (and subject to the review periods set forth therein) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) calendar days.

(c)         Parent, the Borrower or any other Loan Party allow unutilized capacity under any minimum revenue commitment, minimum volume commitment or similar provision in any operating, gathering, handling, transportation, processing or marketing contracts attributable to the Oil and Gas Properties of the Borrower or any other Loan Party to exceed $5,000,000 in the aggregate for any fiscal quarter.

(d)         any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, notice, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall prove to have been incorrect in any respect when made or deemed made).

[Credit Agreement]

(e)          the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02(a), Section 8.03, Section 8.12(a), Section 8.14, Section 8.21, Section 8.23 or in Article IX.

(f)          the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), Section 10.01(c) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of five (5) Business Days after the earlier to occur of (A) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such other Loan Party otherwise becoming aware of such default.

(g)         the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness incurred after the Petition Date, when and as the same shall become due and payable after giving effect to any grace periods applicable thereto.

(h)         any event or condition occurs that results in any Material Indebtedness incurred after the Petition Date becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Loan Party to make an offer in respect thereof.

(i)          (x) Any party (other than a Loan Party) to a Specified Swap Agreement shall designate an Early Termination Date (as defined in such Specified Swap Agreement) with respect to such Specified Swap Agreement, (y) a termination, unwinding, cancellation or other disposition of an Other Swap Agreement or the designation of an Early Termination Date (as defined in such Other Swap Agreement) under an Other Swap Agreement shall occur, and the obligations of the Loan Parties (measured at Swap Termination Value) under such Other Swap Agreement shall exceed the Swap Termination Value Threshold Amount, or (z) the obligations of the Loan Parties under all Other Swap Agreements, measured by Swap Termination Value, shall exceed $3,500,000 at any time (such amount to be adjusted upon the delivery of an updated budget, dollar-for-dollar, to reflect any changes to the Ending Book Cash Balance projected on the Plan Effective Date), provided that an Event of Default pursuant to this Section 10.01(i)(z) shall be of no further force and effect to the extent the Borrower has satisfied its obligation to enter into letter agreements pursuant to Section 8.22 hereof.

(j)          [Reserved].

(k)         after the commencement of the Cases, one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 15 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment.

[Credit Agreement]

(l)            any Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Loan Party thereto or shall be repudiated by any of them, except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state in writing.

(m)          a Change in Control shall occur.

(n)           [Reserved].

(o)           The occurrence of any of the following:

(i)            (A) The entry of an order dismissing the Cases or converting the Cases to a case under Chapter 7 of the Bankruptcy Code, (B) the entry of an order appointing a Chapter 11 trustee in the Cases, (C) the entry of an order in the Cases appointing an examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) and (D) the filing of any pleading by any Loan Party seeking, or otherwise consenting to, any of the matters set forth in clauses (A) through (C) above.

(ii)           (A) An amendment, supplement or other modification shall have been made to, or a consent or waiver shall have been granted by the Loan Parties with respect to any material departure by any person from the provisions of, the Approved Plan (without giving effect to such amendment, supplement, modification, consent or waiver), in each case, in a manner that is not permitted pursuant to the definition thereof (it being agreed an amendment, supplement or other modification to the Approved Plan to provide for both the payment in full and in cash of all Secured Obligations under this Agreement and the termination of all Commitments hereunder, and all claims under the Existing Term Loan Credit Agreement on the Effective Date and for third party releases in favor of the Administrative Agent, the Lenders and any other secured parties under the Existing Term Loan Credit Agreement, this Agreement or other Loan Documents (such a plan of reorganization, a “Cash Pay Plan”) shall not constitute an Event of Default), (B) any plan other than the Approved Plan or a Cash Pay Plan is filed by, or with the support of, a Loan Party without the consent of the Required Lenders, (C) the Loan Parties shall have commenced or participated in furtherance of any solicitation in respect of a proposed plan or reorganization other than the Approved Plan or a Cash Pay Plan, (D) the Bankruptcy Court shall terminate or reduce the period pursuant to Section 1121 of the Bankruptcy Code during which the Loan Parties have the exclusive right to file a plan of reorganization and solicit acceptances thereof or (E) any of the Loan Parties or any of their affiliates shall file any motion or pleading with the Bankruptcy Court that is inconsistent in any material respect with the Approved Plan and such motion or pleading has not been withdrawn within three (3) Business Days of the Borrower receiving notice from the Administrative Agent.

(iii)          The entry of the Final Order shall not have occurred on or before the Final Order Entry Deadline or the Interim Order (prior to entry of the Final Order) or Final Order shall cease to be in full force and effect or shall have been reversed, modified, amended, stayed, vacated or subject to stay pending appeal, in the case of any modification or amendment, without the prior written consent of Administrative Agent and Required Lenders.

[Credit Agreement]

(iv)          There shall be a breach by any Loan Party of any material provisions of the Interim Order (prior to entry of the Final Order) or the Final Order, and such breach shall continue unremedied for a period of five (5) Business Days after the earlier to occur of (A) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such other Loan Party otherwise becoming aware of such breach.

(v)           Other than the DIP Order in respect of the Carve-Out, the entry of an order in the Cases charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Lenders under which any person takes action against the Collateral or that becomes a Final non-appealable order.

(vi)          The entry of an order granting relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed with foreclosure (or granting of a deed in lieu of foreclosure) against any asset with a value in excess of $1,000,000.

(vii)         [Reserved].

(viii)        Any lien securing, or Superpriority Claim in respect of, the obligations under the DIP Facility shall cease to be valid, perfected (if applicable) and enforceable in all respects or to have the priority granted under the Interim Order and the Final Order, as applicable.

(ix)           The existence of any claims or charges (including any grant of adequate protection), or the entry of any order of the Bankruptcy Court authorizing any claims or charges (including any grant of adequate protection), other than in respect of the DIP Facility or the Senior Liens, entitled to superpriority under Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the DIP Facility, or there shall arise or be granted by the Bankruptcy Court (A) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code (other than the Senior Superpriority Claims) that is pari passu or senior to the Superpriority Claim or (B) any Lien on the Collateral having a priority senior to or pari passu with the liens and security interests granted pursuant to the DIP Order and the Loan Documents, except as expressly provided herein or in the Interim Order, the Hedging Order or the Final Order, whichever is in effect.

(x)            [Reserved].

(xi)           Failure by the Loan Parties to satisfy any of the Milestones in accordance with the terms relating to such Milestone.

(xii)          After the entry thereof by the Bankruptcy Court, the Confirmation Order shall cease to be in full force and effect, or any Loan Party shall fail to satisfy in full all obligations under the DIP Facility on or prior to the effective date of the Approved Plan or fail to comply in any material respect with the Confirmation Order (and such failure shall continue unremedied for a period of five (5) Business Days after the earlier to occur of (A) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such other Loan Party otherwise becoming aware of such failure), or the Confirmation Order shall have been revoked, remanded, vacated, reversed, rescinded or modified or amended in any manner without the consent of the Required Lenders.

[Credit Agreement]

(xiii)         Except as otherwise expressly permitted by this Agreement or otherwise consented to by the Required Lenders, there shall occur (or the Debtors shall file a motion or other pleading with the Bankruptcy Court seeking) any sale, conveyance, disposition or other transfer of all or a material portion of the Collateral pursuant to the Bankruptcy Code other than as permitted pursuant (A) the Interim Order or the Final Order or (B) the Approved Plan.

(xiv)        The Loan Parties, taken as a whole, cease to conduct substantially all of their business operations.

(xv)         The Restructuring Support Agreement shall have been terminated with respect to any party or the Restructuring Support Agreement shall have been deemed unenforceable by the Bankruptcy Court, or the Debtors shall file a motion or other pleading with the Bankruptcy Court seeking to reject or otherwise hold unenforceable the Restructuring Support Agreement.

(xvi)        The Debtors’ authority to use cash collateral under the Interim Order or Final Order is terminated in accordance with such order.

(xvii)       Any Loan Party fails to comply with the Budget, subject to any Permitted Variance.

(xviii)      Any Loan Party shall commence, join in, assist or otherwise participate (or attempt to commence, join in, assist or otherwise participate) as an adverse party in any suit or other proceeding against the Administrative Agent or any of the Lenders to (A) contest the validity or enforceability of any Loan Document or (B) contest the validity or perfection of any Lien securing the Secured Obligations.

(xix)         An uninsured loss as to any material portion of the Collateral that causes a Material Adverse Effect.

(xx)          The termination or revocation of any guarantee made pursuant to Section 12.23.

Section 10.02         Remedies.

(a)            In the case of an Event of Default, at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders or shall at the request of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times, in each case subject to the terms and conditions of the DIP Order:

(i)             terminate the Commitments, and thereupon the Commitments shall terminate immediately, and

[Credit Agreement]

(ii)            by written notice to the Borrower, declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents shall become due and payable immediately, without presentment, demand (other than written notice), protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(h), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the other Loan Parties accrued hereunder and under the Notes and the other Loan Documents shall automatically and immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by each Loan Party.

(b)            In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity (including, pursuant and subject to the DIP Order, the right to immediately sweep all amounts in or otherwise take possession or control of the DIP Proceeds Account and all proceeds therein).

(c)            Subject to the terms and conditions of the DIP Order, all proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i)             first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)            second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)           third, pro rata to payment of accrued interest on the Loans;

(iv)           fourth, pro rata to payment of principal outstanding on the Loans;

(v)            fifth, pro rata to any other Secured Obligations; and

(vi)           sixth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Article XI
The Administrative Agent

Section 11.01        Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

[Credit Agreement]

Section 11.02     Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the other Group Members or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 11.03     Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or the Case Extension Required Lenders, as applicable) (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or the Case Extension Required Lenders, as applicable) (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which, in its opinion, or the opinion of its counsel, exposes the Administrative Agent to liability or which is contrary to this Agreement, the Loan Documents or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law. If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or the Case Extension Required Lenders, as applicable) (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

[Credit Agreement]

Section 11.04     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05     Subagents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06     Resignation of Administrative Agent.

(a)      Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a qualified financial institution as successor Administrative Agent.

(b)       If at any time the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof and (ii) the Required Lenders provide written notice, the Required Lenders may, to the extent permitted by any Governmental Requirement, by notice in writing to the Borrower and the Administrative Agent remove the Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

[Credit Agreement]

(c)        Upon the Resignation Effective Date or the Removal Effective Date (as applicable), a successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07     Administrative Agent as Lender. The Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any other Group Member or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08     No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower, or any of the other Group Members of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of any such Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent nor any Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Group Member (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09     Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the other Group Members, including the Cases, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 3.05 and Section 12.03) allowed in such judicial proceeding; and

[Credit Agreement]

(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10     Authority of Administrative Agent to Release Collateral and Liens. The Lenders:

(a)        irrevocably authorize the Administrative Agent to comply with the provisions of Section 12.18.

(b)        authorize the Administrative Agent to execute and deliver to the Loan Parties, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents as reasonably requested by such Loan Party in connection with any disposition of Property to the extent such disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under Section 12.23 pursuant to this Section 11.10 or Section 12.18.

Section 11.11     Duties of the Arranger. The Arranger shall not have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents.

[Credit Agreement]

Section 11.12     Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

The Loan Parties agree that in connection with any sale of any or all of the Debtors’ assets under Section 363 of the Bankruptcy Code, a Chapter 11 plan, or any equivalent thereof under any other law, the Administrative Agent, at the direction of the Required Lenders, shall have the absolute right to credit bid any portion, up to the full amount, of all obligations under the DIP Facility, provided that any credit bid for assets constituting Other DIP Collateral shall include a cash portion sufficient to pay in full in cash all outstanding obligations under the Revolving Credit Agreement.

Section 11.13         Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

 (i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

[Credit Agreement]

 (ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

 (iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

 (iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)           The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Credit Agreement]

Article XII
Miscellaneous

Section 12.01         Notices.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)             if to the Borrower, to it at 1050 17th Street, Suite 700, Denver, Colorado 80265, Attention: Eric P. McCrady (Telephone 303-543-5700);

(ii)            if to the Parent, to it at 1050 17th Street, Suite 700, Denver, Colorado 80265, Attention: Eric P. McCrady (Telephone 303-543-5700);

(iii)           if to the Administrative Agent, to it at 1585 Broadway, 16th Floor, New York, New York 10036, Attention: David Lazarus (Telephone 212-296-8134); and

(iv)          if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02        Waivers; Amendments.

(a)           No failure on the part of the Administrative Agent, any other Agent or Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, each other Agent, and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, or any Lender may have had notice or knowledge of such Default at the time.

[Credit Agreement]

(b)           Neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and/or the other applicable Loan Parties and the Required Lenders or by the Borrower and/or the other applicable Loan Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) [Reserved], (iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender directly affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c)-(g) if the effect of such waiver or amendment would directly affect any Lender in a manner that is materially more adverse to such Lender than the other Lenders, Section 6.01, Section 10.02(c) or Section 12.18 without the written consent of each Lender directly affected thereby (other than any Defaulting Lender), (vii) release any Guarantor (except as set forth in Section 11.10), release all or substantially all of the Collateral (other than as provided in Section 11.10), or amend Section 8.14(a), without the written consent of each Lender (other than any Defaulting Lender), (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Required Lenders” or “Case Extension Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); (ix) [Reserved]; or (x) contractually subordinate the payment of all the Secured Obligations to any other Debt or contractually subordinate the priority of any of the Administrative Agent’s Liens to the Liens securing any other Debt, in each case, without the written consent of each Lender (other than any Defaulting Lender); provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, any supplement to any Schedule shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding the foregoing, the Borrower and the Administrative Agent may (A) amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (B) without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b). Notwithstanding anything in this Section 12.02(b) or otherwise in this Agreement to the contrary, and for the avoidance of doubt, the DIP Orders require that any amendments, modifications or waivers of the provisions of this Agreement or the other Loan Documents, in each case, in a manner adverse to the Revolving Lenders shall require the consent of the Revolving Agent, such consent not to be unreasonably withheld, provided that the Revolving Agent shall be deemed to have consented to amendment, modification and waiver of the Loan Documents solely as to implement a Case Extension Draw or increasing the Commitments in the amount of any Additional Commitments to cure the Cash Collateral Termination Trigger set forth in paragraph 21(b)(27) of the DIP Order.

[Credit Agreement]

Section 12.03         Expenses, Indemnity; Damage Waiver.

(a)           Parent and the Borrower, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one (1) primary counsel for the Administrative Agent and its Affiliates, one (1) Texas local counsel for the Administrative Agent and its Affiliates (in connection with the Cases) and to the extent necessary as reasonably determined by the Administrative Agent, other outside consultants for the Administrative Agent, the reasonable and documented travel, photocopy, mailing, courier, telephone, distributions, insurance, CUSIP or LXID registration or other similar fees, bank meetings and other similar expenses, and the reasonable and documented cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), the negotiation of the DIP Orders, the Approved Plan and related disclosure statement and Confirmation Order, the Restructuring Support Agreement, and otherwise in connection with the Cases, (ii) all reasonable and documented costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any search, filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any other Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any other Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring (including in connection with the Cases) or negotiations in respect of such Loans (including, without limitation, periodic collateral/financial control, field examinations, asset appraisal expenses, the monitoring of assets, enforcement or rights and other miscellaneous disbursements) and all such reasonable and documented out-of-pocket fees, costs and expenses of any restructuring advisor hired by the Administrative Agent, any other Agent or any Lender in connection with any workout restructuring or similar negotiations in respect of this Agreement and the Loans made hereunder.

[Credit Agreement]

(b)           PARENT AND THE BORROWER, JOINTLY AND SEVERALLY, SHALL INDEMNIFY EACH AGENT, THE ARRANGER, AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL ACTUAL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES, CHARGES AND DISBURSEMENTS OF ONE (1) FIRM OF COUNSEL (AND ONE (1) TEXAS LOCAL COUNSEL IN CONNECTION WITH THE CASES) for ALL INDEMNITEES TAKEN AS A WHOLE (AND, IF NECESSARY, BY A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION FOR ALL INDEMNITEES, TAKEN AS A WHOLE (AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST WHERE THE INDEMNITEE AFFECTED BY SUCH CONFLICT INFORMS THE BORROWER OF SUCH CONFLICT AND THEREAFTER RETAINS ITS OWN COUNSEL, OF ANOTHER FIRM OF COUNSEL FOR SUCH AFFECTED INDEMNITEE)), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (iii) THE FAILURE OF THE BORROWER OR ANY LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (vi) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vii) THE OPERATIONS OF THE BUSINESS OF THE BORROWER OR ANY OTHER GROUP MEMBER BY SUCH PERSONS, (viii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (ix) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER GROUP MEMBER OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (x) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OTHER GROUP MEMBER WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER GROUP MEMBER, (xi) THE PAST OWNERSHIP BY THE BORROWER OR ANY OTHER GROUP MEMBER OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xii) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OTHER GROUP MEMBER OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OTHER GROUP MEMBER, (xiii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OTHER GROUP MEMBER, (xiv) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES INCLUDING ORDINARY NEGLIGENCE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO (x) ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (y) arise solely out of any claim, action, inquiry, suit, litigation, investigation or proceeding that does not involve an act or omission of any Loan Party, any of their affiliates or SUBSIDIARIES AND THAT IS BROUGHT BY AN INDEMNITEE AGAINST ANY OTHER INDEMNITEE (OTHER THAN ANY CLAIM, ACTION, SUIT, INQUIRY, LITIGATION, INVESTIGATION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN ADMINISTRATIVE AGENT). THIS SECTION 12.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES, WHICH SHALL BE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 5.02, OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

[Credit Agreement]

(c)           NEITHER PARENT NOR THE BORROWER SHALL, WITHOUT THE PRIOR WRITTEN CONSENT OF EACH INDEMNITEE AFFECTED THEREBY, SETTLE ANY THREATENED OR PENDING CLAIM OR ACTION THAT WOULD GIVE RISE TO THE RIGHT OF ANY INDEMNITEE TO CLAIM INDEMNIFICATION HEREUNDER UNLESS SUCH SETTLEMENT (X) INCLUDES A FULL AND UNCONDITIONAL RELEASE OF ALL LIABILITIES ARISING OUT OF SUCH CLAIM OR ACTION AGAINST SUCH INDEMNITEE, (Y) DOES NOT INCLUDE ANY STATEMENT AS TO OR AN ADMISSION OF FAULT, CULPABILITY OR FAILURE TO ACT BY OR ON BEHALF OF SUCH INDEMNITEE AND (Z) REQUIRES NO ACTION ON THE PART OF THE INDEMNITEE OTHER THAN ITS CONSENT.

(d)           NO INDEMNITEE SEEKING INDEMNIFICATION OR CONTRIBUTION UNDER THIS AGREEMENT WILL, WITHOUT THE BORROWER’S WRITTEN CONSENT (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED), SETTLE, COMPROMISE, CONSENT TO THE ENTRY OF ANY JUDGMENT IN OR OTHERWISE SEEK TO TERMINATE ANY INVESTIGATION, LITIGATION OR PROCEEDING REFERRED TO HEREIN; HOWEVER IF ANY OF THE FOREGOING ACTIONS IS TAKEN WITH THE BORROWER’S CONSENT OR IF THERE IS A FINAL AND NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION FOR THE PLAINTIFF IN ANY SUCH INVESTIGATION, LITIGATION OR PROCEEDING, THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES BY REASON OF SUCH ACTION OR JUDGMENT IN ACCORDANCE WITH THE PROVISIONS OF THE PRECEDING PARAGRAPHS. NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, IF AT ANY TIME AN INDEMNITEE SHALL HAVE REQUESTED INDEMNIFICATION OR CONTRIBUTION IN ACCORDANCE WITH THIS AGREEMENT, PARENT AND THE BORROWER SHALL BE LIABLE FOR ANY SETTLEMENT OR OTHER ACTION REFERRED TO IN THE IMMEDIATELY PRECEDING SENTENCE EFFECTED WITHOUT THE BORROWER’S CONSENT IF (A) SUCH SETTLEMENT OR OTHER ACTION IS ENTERED INTO MORE THAN 30 DAYS AFTER RECEIPT BY THE BORROWER OF SUCH REQUEST FOR SUCH INDEMNIFICATION OR CONTRIBUTION AND (B) THE BORROWER SHALL NOT HAVE PROVIDED SUCH INDEMNIFICATION OR CONTRIBUTION IN ACCORDANCE WITH SUCH REQUEST PRIOR TO THE DATE OF SUCH SETTLEMENT OR OTHER ACTION.

[Credit Agreement]

(e)           No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnitee (as determined by a final non-appealable judgment of a court of competent jurisdiction).

(f)            To the extent that Parent or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Agent or any Arranger under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent, such Agent or such Arranger, as the case may be, such Lender’s Applicable Percentage (as determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Agent or such Arranger in its capacity as such.

(g)           To the extent permitted by applicable law, Parent and the Borrower shall not, and shall cause each Group Member not to, assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee, Loan Party or Subsidiary shall be liable for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(h)          All amounts due under this Section 12.03 shall be payable not later than ten (10) days after written demand therefor.

Section 12.04        Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

[Credit Agreement]

(b)           (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and its Loans at the time owing to it) with the prior written consent of:

(A)          the Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required if (1) an Event of Default has occurred and is continuing or (2) at any other time, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent with five (5) Business Days after having received written notice thereof; and

(B)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender (or an Affiliate of a Lender) immediately prior to giving effect to such assignment.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000, payable by the assigning Lender; and

(D)          the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all documentation and other information required by other Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act; and

(E)           the Assignee must not be a natural person, a Defaulting Lender or an Affiliate or Subsidiary of the Borrower.

[Credit Agreement]

(iii)          Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)          The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments and the principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire, all documentation and other information required by other Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, and, if required hereunder, applicable tax forms (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(vi)          Notwithstanding the foregoing, (i) no assignment or participation shall be made to any Loan Party or any Affiliate of a Loan Party and (ii) any such assignment or participation must comply with any restrictions on assignments or participations, as applicable, as agreed to by the transferring Lender in the Restructuring Support Agreement.

[Credit Agreement]

(c)           (i) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or any other Person, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) the selling Lender shall maintain the Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, and Section 5.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 5.02 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 5.02(g) as though it were a Lender (it being understood the documentation required under Section 5.02(g) shall be provided only to the selling Lender).

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

[Credit Agreement]

(e)           Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the other Loan Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05         Survival; Revival; Reinstatement.

(a)           All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any other Secured Obligations are outstanding and so long as the Commitments have not expired or been terminated. The provisions of Section 5.01, Section 5.02 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)           To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall, and shall cause each other Loan Party to, take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06        Counterparts; Integration; Effectiveness.

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)           This Agreement, the other Loan Documents, the Restructuring Support Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Credit Agreement]

(c)           Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07        Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any of and all the obligations of the Borrower or any other Loan Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09        GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)           THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS (AND PARENT AND THE BORROWER SHALL CAUSE EACH GROUP MEMBER TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, OR IF THE BANKRUPTCY COURT DOES NOT HAVE JURISDICTION DISTRICT COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE LOAN DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

[Credit Agreement]

(c)           EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)           EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 12.09.

Section 12.10        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11        Confidentiality. Each of the Administrative Agent and the Lenders (severally and not jointly) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (b) to the extent requested by the Bankruptcy Court or any regulatory authority having authority over the Administrative Agent or any Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement (provided that such Person agrees to be bound by the provisions of this Section 12.11) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations (provided that such Person agrees to be bound by the provisions of this Section 12.11), (g) on a confidential basis to the CUSIP Service Bureau, IHSMarkit or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement or the Loans, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from Parent, the Borrower or any Subsidiary relating to Parent, the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Parent, the Borrower or a Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 12.12        Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans or Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans or Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13        Case Milestone Extension Annex. Upon the occurrence of a Case Milestone Extension, the Administrative Agent (acting on behalf of the Required Lenders) shall deliver a completed version of Annex III hereto to the Borrower. Upon delivery to the Borrower (which may be by electronic mail), the completed Annex shall be attached hereto and shall replace the previous Annex III.

Section 12.14        No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including any other Loan Party of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

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Section 12.15        EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.16        USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 12.17        Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

Section 12.18         Releases.

(a)           Release Upon Payment in Full. Upon (i) the irrevocable and indefeasible payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans outstanding under the Agreement and (ii) the payment in full in cash or posting of cash collateral in respect of all other obligations or amounts that are outstanding under the Agreement (other than indemnity obligations not yet due and payable of which the Borrower has not received a notice of potential claim), (the satisfaction of each of the foregoing clauses (i) through (ii), “Payment in Full”) the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Loan Parties.

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(b)           Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the Loan Documents, such Collateral shall be automatically released from the Liens created by the Loan Documents and the Administrative Agent, at the request and sole expense of the applicable Loan Party, shall promptly execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral. At the request and sole expense of the Borrower, a Loan Party shall be released from its obligations under the Loan Documents in the event that all the capital stock or other Equity Interests of such Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by the Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Loan Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

Section 12.19        Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

 (i)            a reduction in full or in part or cancellation of any such liability;

 (ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

 (iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 12.20        Conflict. In the event of any conflict between the terms of the DIP Orders, on the one hand, and the terms of this Agreement or any other Loan Document, on the other hand, the terms of the DIP Orders shall govern and control.

Section 12.21        Intercreditor Agreement. The Loan Parties acknowledge the existence and enforceability of the Intercreditor Agreement, and, pursuant to Section 510 of the Bankruptcy Code, the Intercreditor Agreement and any other applicable intercreditor or subordination provisions contained in any of the Prepetition Loan Documents (i) shall remain in full force and effect, (ii) shall continue to govern the relative priorities, rights, and remedies of the Prepetition Secured Parties, and (iii) shall not be deemed to be amended, altered, or modified by the terms of this Agreement. The Lenders acknowledge that nothing in this Agreement shall amend or otherwise modify the terms and enforceability of the Intercreditor Agreement, and the rights of the Revolving Lenders in relation to one another shall at all times remain subject to the Intercreditor Agreement, in each case other than with respect to the DIP Priority Collateral, which shall be subject to the Senior DIP Liens of the Lenders and the Term Loan Adequate Protection Liens of the Prepetition Term Lenders as set forth in the DIP Order.

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Section 12.22        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.23        Guarantee of Payment. Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties, the punctual payment of all Secured Obligations (other than with respect to the Borrower only, its own primary Secured Obligations) under this Agreement that now or which may in the future be owing by any Loan Party (the “Guaranteed Liabilities”). This guarantee is a guarantee of payment and not of collection only. The Administrative Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral. The Guaranteed Liabilities include interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents. Each Guarantor agrees that, as between the Guarantor and the Administrative Agent, the Guaranteed Liabilities may be declared to be due and payable for the purposes of this guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Guaranteed Liabilities shall immediately become due and payable by each Guarantor for the purposes of this guarantee.

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(a)          Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Liabilities shall be paid in accordance with the terms of this Agreement. The liability of each Guarantor hereunder is absolute and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or the Guaranteed Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Guaranteed Liability, including any increase or decrease in the rate of interest thereon; (ii) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Loan Documents or Guaranteed Liabilities; (iii) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Guaranteed Liability; (iv) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Guaranteed Liability; and (v) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor (other than the defense of payment or performance).

(b)          Reinstatement. This guarantee is a continuing guarantee of the payment of all Guaranteed Liabilities now or hereafter existing under this Agreement, and shall remain in full force and effect so long as the Commitments remain in effect, or any other Secured Obligation is owing to any Lender or the Administrative Agent.

(c)          Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this guarantee or otherwise, so long as the Commitments remain in effect, or other Secured Obligations are owing to any Lender or the Administrative Agent hereunder. If any amount is paid to the Guarantor on account of subrogation rights under this guarantee at any time and any other Secured Obligations are owed to any Lender or the Administrative Agent, the amount shall be held in trust for the benefit of the Secured Parties and shall be promptly paid to the Administrative Agent to be credited and applied to the Guaranteed Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement. Following the Maturity Date and if no other Secured Obligations are owed to any Lender or the Administrative Agent, if any Guarantor makes payment to any Secured Party of all or any part of the Guaranteed Liabilities, the Administrative Agent and the Secured Parties shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Liabilities resulting from the payment.

(d)          Subordination. Without limiting the rights of the Administrative Agent and the Secured Parties under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Liabilities, and such liabilities of the Borrower to such Guarantor, if the Administrative Agent so requests after the occurrence and during the continuation of a Default or Event of Default, shall be collected, enforced and received by any Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent on account of the Guaranteed Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this guarantee.

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(e)          Payments Generally. All payments by the Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) specified for payments made under this Agreement; provided, however, that if the Payment Currency is other than U.S. Dollars any Guarantor may, at its option (or, if for any reason whatsoever any Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Administrative Agent at its principal office the equivalent amount in U.S. Dollars computed at the selling rate of the Administrative Agent or a selling rate chosen by the Administrative Agent, most recently in effect on or prior to the date the Guaranteed Liability becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed Liability is payable. In any case in which any Guarantor makes or is obligated to make payment in U.S. Dollars, the Guarantor shall hold the Administrative Agent and the Secured Parties harmless from any loss incurred by the Administrative Agent and any Secured Party arising from any change in the value of U.S. Dollars in relation to the Payment Currency between the date the Guaranteed Liability becomes due and the date the Administrative Agent or such Secured Party is actually able, following the conversion of the U.S. Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Liability is payable, to apply such Payment Currency to such Guaranteed Liability.

(f)           Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Administrative Agent or any Secured Party may otherwise have, the Administrative Agent or such Secured Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor at any office of the Administrative Agent or such Secured Party, in U.S. Dollars or in any other currency, against any amount payable by such Guarantor under this guarantee which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the failure of the Administrative Agent or such Secured Party to give such notice shall not affect the validity thereof.

(g)          Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this guarantee or incurrence of any Guaranteed Liability and any other formality with respect to any of the Guaranteed Liabilities or this guarantee.

(h)          Survival. The agreements and other provisions in this Section 12.23 shall survive, and remain in full force and effect regardless of, the resignation or removal of the Administrative Agent or the Administrative Agent or the replacement of any Lender.

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IN WITNESS WHEREOF, the Parent, the Borrower, the Guarantors, the Administrative Agent and the Lenders have executed this Agreement as of the date first above written.

PARENT AND GUARANTOR:	SUNDANCE ENERGY INC.

	By:	/s/ Eric P. McCrady

Name:	Eric P. McCrady
Title:	President and Chief Executive Officer

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BORROWER:	SUNDANCE ENERGY, INC.

	By:	/s/ Eric P. McCrady

Name:	Eric P. McCrady
Title:	President and Chief Executive Officer

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GUARANTOR:	ARMADILLO E&P, INC.

	By:	/s/ Eric P. McCrady

Name:	Eric P. McCrady
Title:	President and Chief Executive Officer

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GUARANTOR:	SEA EAGLE FORD, LLC

	By:	/s/ Eric P. McCrady

Name:	Eric P. McCrady
Title:	President and Chief Executive Officer

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ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER AND SOLE BOOK RUNNER:	MORGAN STANLEY CAPITAL ADMINISTRATORS INC.

	By:	/s/ David Lazarus

Name:	David Lazarus
Title:	President

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LENDER:	AG ENERGY FUNDING, LLC

	By:	/s/ Todd Dittmann
Name: Todd Dittmann
Title: Authorized Person

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LENDER:	APOLLO ATLAS MASTER FUND, LLC

By: Apollo Atlas Management, LLC, its investment manager

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

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LENDER:	APOLLO KINGS ALLEY CREDIT FUND LP

By: Apollo Kings Alley Credit Fund Management, LLC, its investment manager

	By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

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LENDER:	APOLLO MOULTRIE CREDIT FUND L.P.

By: Apollo Moultrie Credit Fund Management, LLC, its investment manager

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

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LENDER:	APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P.

By: Apollo Tactical Value SPN Management, LLC, its investment manager

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

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LENDER:	APOLLO TOWER CREDIT FUND, L.P.

By: Apollo Tower Credit Management, LLC, its investment manager

	By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

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LENDER:	APOLLO TR ENHANCED LEVERED YIELD LLC
By: Apollo TR Enhanced Management LLC, its manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

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LENDER:	APOLLO TR OPPORTUNISTIC LTD.
By: Apollo Total Return Management, LLC, its investment manager And by: Apollo Total Return Enhanced Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

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LENDER:	APOLLO UNION STREET PARTNERS, L.P. By: Apollo Union Street Management, LLC, its investment manager

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

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LENDER:	MPI (LONDON) LIMITED By: Apollo TRF MP Management LLC, its investment manager

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President

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LENDER:	TRANQUILIDADE DIVERSIFIED INCOME ICAV, an Umbrella Irish
Collective Asset-Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, Tranquilidade Multi-Credit Strategy Fund

By: Apollo Management International LLP, its portfolio manager, solely in its capacity as Portfolio Manager and not in its individual corporate capacity

By: AMI (Holdings), LLC its member

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President

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LENDER:	ARES CAPITAL CORPORATION

	By:	/s/ Ian Fitzgerald
Name: Ian Fitzgerald
Title: Authorized Signatory

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LENDER:	ARES DIRECT FINANCE I LP

	By:	/s/ Ian Fitzgerald
Name: Ian Fitzgerald
Title: Authorized Signatory

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LENDER:	CION ARES DIVERSIFIED CREDIT FUND

	By:	/s/ Ian Fitzgerald
Name: Ian Fitzgerald
Title: Authorized Signatory

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LENDER:	DIVERSIFIED LOAN FUND-PRIVATE DEBT A S.A R.L.

	By:	/s/ Ian Fitzgerald
Name: Ian Fitzgerald
Title: Authorized Signatory

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LENDER:	ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTEREST OF THE SALI MULTI-SERIES

	By:	/s/ Ian Fitzgerald
Name: Ian Fitzgerald
Title: Authorized Signatory

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LENDER:	MORGAN STANLEY CAPITAL GROUP INC.

	By:	/s/ Parker Corbin
Name: Parker Corbin
Title: Chairman, President, CEO

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ANNEX I
LIST OF COMMITMENTS

ANNEX II1
MILESTONES

a.	The Company shall have commenced solicitation of votes to accept or reject the Plan from the RBL Lenders and the Term Lenders by the Solicitation Commencement Date.

b.	On or prior to the Petition Date, the Exit Debt Commitment Letter and the Equity Commitment Letter shall have been executed and delivered by, in each case, all parties thereto.

c.	Within two (2) Business Days of the Solicitation Commencement Date, the Petition Date shall have occurred.

d.	No later than one (1) calendar day after the Petition Date, the Company shall have filed with the Bankruptcy Court (1) a motion seeking entry of the Financing Orders, (2) the Plan and Disclosure Statement, and (3) the Confirmation Motion.

e.	No later than three (3) Business Days after the Petition Date, the Bankruptcy Court shall have entered (1) the Interim Financing Order and (2) an order scheduling the combined hearing and granting conditional approval of the Disclosure Statement.

f.	No later than forty-five (45) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final Financing Order.

g.	No later than forty-five (45) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Combined Disclosure Statement and Confirmation Order.

h.	No later than fourteen (14) calendar days after the date of entry of the Combined Disclosure Statement and Confirmation Order, the Plan Effective Date shall have occurred.

Milestone (g) above shall be extended by up to thirty-five (35) days (but in no event beyond the Maturity Date), upon the exercise of the Required Lenders’ rights under the Restructuring Support Agreement to a Case Milestone Extension. Any other Milestone extension shall require the consent of the Required Lenders (and pursuant to the Financing Orders, the Revolving Agent) (but in no event shall any Milestone be extended beyond the Maturity Date). Pursuant to the DIP Orders, an agreement by the Revolving Agent to extend a Milestone by more than three (3) Business Days shall require the consent of the Super-Majority RBL Lenders. Notwithstanding the foregoing, any Milestone that is extended under the Restructuring Support Agreement shall be deemed extended under the DIP Facility and Financing Orders.

[1]	Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to such terms in the Restructuring Support Agreement.

ANNEX III
CASE MILESTONE EXTENSION DOCUMENT

EXTENDED MILESTONES

Upon the occurrence of a Case Milestone Extension, the following milestone shall be deemed the Milestone “(g)” for all purposes under this Agreement:

1.	No later than [____] calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and

CASE EXTENSION AVAILABILITY AMOUNT

Upon the occurrence of a Case Milestone Extension, the following shall be deemed the Case Extension Availability Amount for all purposes under this Agreement:

$[_________________] dollars.

Final Form

EXHIBIT A

FORM OF NOTE

[ ], 20[ ]

FOR VALUE RECEIVED, SUNDANCE ENERGY, INC., a Colorado corporation, (the “Borrower”), hereby promises to pay to [●] (the “Lender”), at the principal office of Morgan Stanley Capital Administrators Inc. (the “Administrative Agent”), the principal sum equal to the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement (as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be recorded by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by the Lender of this Note.

This Note is one of the Notes referred to in the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 among the Parent, a debtor and debtor-in-possession in the Cases, the Borrower, a debtor and debtor-in-possession in the Cases, the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, the Administrative Agent and the lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Junior Secured Debtor-in-Possession Credit Agreement, as the same may be amended, restated, amended and restated, modified, or otherwise supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

If this Note is placed into the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Borrower agrees to pay all fees and expenses to the holder hereof as and to the extent required by the Credit Agreement in addition to the principal and interest payable hereunder.

[Signature page follows.]

EXHIBIT A

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUNDANCE ENERGY, INC.

By:
Name:
Title:

EXHIBIT A

EXHIBIT B-1

FORM OF BORROWING REQUEST

[                 ], 20[ ]

Sundance Energy, Inc., a Colorado corporation, (the “Borrower”), pursuant to Section 2.03 of the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 (together with all amendments, restatements, amendments and restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Parent, a debtor and debtor-in-possession in the Cases, the Borrower, a debtor and debtor-in-possession in the Cases, the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, the Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(1)               Aggregate amount of the requested Borrowing is $[           ];

(2)               Date of such Borrowing is [                ], 20[ ];1 and

(3)               Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(d) and 2.04 of the Credit Agreement, is as follows:

[                                    ]

[                                    ]

[                                    ]

[                                    ]

[                                    ]

1        The date of the Borrowing shall be a Business Day.

EXHIBIT B-1

The undersigned certifies that he/she is the [insert title of authorized officer] of the Borrower, and that as such he/she is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower, in the capacity described above and not in his or her individual capacity, that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

SUNDANCE ENERGY, INC.

By:
Name:
Title:

EXHIBIT B-1

EXHIBIT B-2

FORM OF DIP PROCEEDS WITHDRAWAL CERTIFICATE

[                ], 20[ ]

Sundance Energy, Inc., a Colorado corporation, (the “Borrower”), pursuant to Section 9.23 of the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 (together with all amendments, restatements, amendments and restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Parent, a debtor and debtor-in-possession in the Cases, the Borrower, a debtor and debtor-in-possession in the Cases, the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, the Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a withdrawal from the DIP Proceeds Account as follows:

(1)               Aggregate amount of the requested DIP Proceeds Account withdrawal is $[               ];

(2)               Date of such DIP Proceeds Account withdrawal is [                ], 20[ ];2 and

(3)               Location and number of the account to which funds are to be disbursed, is as follows:

[                                    ]

[                                    ]

[                                    ]

[                                    ]

[                                    ]

(4)               The use of proceeds from the withdrawal requested hereby are necessary (after giving effect to any anticipated receipts and all available Cash Collateral) to fund anticipated disbursements for the eighteen (18) day period following such withdrawal, in accordance with the Budget (subject to Permitted Variances).  Attached hereto is reasonably detailed information documenting the need for such anticipated disbursements.

2       The date of the Borrowing shall be a Business Day.

EXHIBIT B-2

The undersigned certifies that he/she is the [insert title of authorized officer] of the Borrower, and that as such he/she is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower, in the capacity described above and not in his or her individual capacity, that the Borrower is entitled to receive the requested DIP Proceeds Account withdrawal under the terms and conditions of the Credit Agreement.

SUNDANCE ENERGY, INC.

By:
Name:
Title:

EXHIBIT B-2

EXHIBIT C

FORM OF
COMPLIANCE CERTIFICATE

[_____________], 20[_]3

The undersigned hereby certifies that he/she is the [insert title of Financial Officer] of Sundance Energy Inc., a Delaware corporation (the “Parent”), and that as such he/she is authorized to execute this certificate on behalf of the Parent. With reference to the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 (together with all amendments, restatements, amendments and restatements, supplements or other modifications thereto being the “Agreement”) among the Parent, a debtor and debtor-in-possession in the Cases, Sundance Energy, Inc., a Colorado corporation and a debtor and debtor-in-possession in the Cases (the “Borrower”), the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, Morgan Stanley Capital Administrators Inc., as Administrative Agent, and the lenders (the “Lenders”) which are or become a party thereto, the undersigned certifies on behalf of the Parent, and not in his or her individual capacity, as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

1                     There exists no Default or Event of Default [or specify Default and describe].

2                    Attached hereto are the reasonably detailed computations necessary to determine whether the Parent and the Borrower is in compliance with Section 9.01 of the Agreement as of the most recent Testing Period.

3.                There have been no changes in GAAP or in the application thereof since the date of the most recently delivered financial statements referred to in Section 8.01(a) and (b) [other than as described below:].

EXECUTED AND DELIVERED as of the date first written above.

SUNDANCE ENERGY INC.

By:
Name:
Title:

3 With respect to the quarterly financials for the fiscal quarter of Parent ending June 30, 2021, a Compliance Certificate shall (I) be required to be delivered on or before October 30, 2021 and (II) not be required to contain any calculations demonstrating compliance with Section 9.01 for such fiscal quarter.

EXHIBIT C

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]4 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 5 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]6hereunder are several and not joint.]7 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (together with all amendments, restatements, amendments and restatements, supplements or other modifications thereto, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

4 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

5 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

6 Select as appropriate.

7 Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT D

1	Assignor:

2	Assignee:

[and is an [Affiliate][Approved Fund] of [identify Lender]8 ]

3	Borrower:	Sundance Energy, Inc.

4	Administrative Agent:	Morgan Stanley Capital Administrators Inc., as the administrative agent under the Credit Agreement

5	Credit Agreement:	The Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 among Sundance Energy Inc., Sundance Energy, Inc., the Guarantors, the Lenders party thereto, and Morgan Stanley Capital Administrators Inc., as Administrative Agent

6	Assigned Interest:

Commitment / Loan [9]	Assignor[s][10]	Assignee[s][11]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[12]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

8 Select as applicable.

9 To list either Initial Commitments / Loans, Plan Effective Date Commitments / Loans or Case Extension Commitments / Loans.

10 List each Assignor, as appropriate.

11 List each Assignee, as appropriate.

12 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

EXHIBIT D

Effective Date:       _____________ ___, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

EXHIBIT D

[Consented to and]13 Accepted:

Morgan Stanley Capital Administrators Inc.,

as Administrative Agent

By
Name:
Title:

[Consented to:]14

Sundance Energy, Inc.,

as Borrower

By
Name:
Title:

13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

14 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

EXHIBIT D

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

EXHIBIT E-1

Form of U.S. Tax Compliance Certificate

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent, a debtor and debtor-in-possession in the Cases, Sundance Energy, Inc., a debtor and debtor-in-possession in the Cases, as Borrower, the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, Morgan Stanley Capital Administrators Inc., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT E-1

EXHIBIT E-2

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent, a debtor and debtor-in-possession in the Cases, Sundance Energy, Inc., a debtor and debtor-in-possession in the Cases, as Borrower, the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, Morgan Stanley Capital Administrators Inc., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT E-2

EXHIBIT E-3

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent, a debtor and debtor-in-possession in the Cases, Sundance Energy, Inc., a debtor and debtor-in-possession in the Cases, as Borrower, the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, Morgan Stanley Capital Administrators Inc., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT E-3

EXHIBIT E-4

Form of U.S. Tax Compliance Certificate

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Junior Secured Debtor-in-Possession Credit Agreement dated as of March 11, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent, a debtor and debtor-in-possession in the Cases, Sundance Energy, Inc., a debtor and debtor-in-possession in the Cases, as Borrower, the Guarantors, each of which is a debtor and debtor-in-possession in the Cases, Morgan Stanley Capital Administrators Inc., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Remainder of page intentionally left blank.]

EXHIBIT E-4

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 201[ ]

EXHIBIT E-4

EXHIBIT F
INTERIM ORDER

[Attached]

EXHIBIT F